EXHIBIT 99.2
------------




                                    AMLI

                                 RESIDENTIAL

        ------------------------------------------------------------

                             SECOND QUARTER 2005
                  SUPPLEMENTAL OPERATING AND FINANCIAL DATA

        ------------------------------------------------------------




              [ graphics indicating property / caption reading
                     "AMLI at Cityplace - Dallas, Texas
                       Acquired Second Quarter 2005 ]



                      AMLI RESIDENTIAL PROPERTIES TRUST

                           125 South Wacker Drive

                           Chicago, Illinois 60606

                            Phone: (312) 443-1477

                            Fax:  (312) 443-0909

                                www.amli.com
                                ------------


Certain matters discussed in this supplemental package and the conference call held in connection herewith are forward looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters. The Company is making forward looking statements because it believes that investors, analysts, and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them. Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risk detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2004.

                                    AMLI
                                 RESIDENTIAL


                                                       TABLE OF CONTENTS

                                                                    Page
                                                                    ----
SUMMARY INFORMATION

  Description of AMLI and Investor Information . . . . . . . . . .     1
  Earnings Release . . . . . . . . . . . . . . . . . . . . . . . .     2
  Selected Financial and Operating Information . . . . . . . . . .     6
  Funds From Operations. . . . . . . . . . . . . . . . . . . . . .    14
  Statements of Operations . . . . . . . . . . . . . . . . . . . .    16
  Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . .    19


DEBT AND PREFERRED SHARES

  Debt and Preferred Shares Summary. . . . . . . . . . . . . . . .    22
  Debt Maturities. . . . . . . . . . . . . . . . . . . . . . . . .    25


SAME STORE AND NOI DATA

  Quarterly Comparison of Same Store Communities . . . . . . . . .    27
  Quarterly Comparison of Components of NOI. . . . . . . . . . . .    39


OTHER DATA

  Co-Investment Compensation . . . . . . . . . . . . . . . . . . .    45
  Service Companies Financial Information. . . . . . . . . . . . .    46


PORTFOLIO

  Stabilized Communities . . . . . . . . . . . . . . . . . . . . .    50
  Development Summary. . . . . . . . . . . . . . . . . . . . . . .    56
  Land Held for Development or Sale. . . . . . . . . . . . . . . .    60
  Acquisition and Disposition Summary. . . . . . . . . . . . . . .    61


NON-GAAP FINANCIAL MEASURES

  Definition of Non-GAAP Financial Measures. . . . . . . . . . . .    63
  Reconciliation Between Net Income and FFO and AFFO . . . . . . .    65
  Reconciliation Between Net Income and Consolidated NOI . . . . .    67




















Second Quarter 2005
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL



                             COMPANY DESCRIPTION
                            INVESTOR INFORMATION


AMLI Residential (or AMLI) is an integrated, self-managed real estate operating company that was formed in February 1994 to continue and expand the multifamily property business previously conducted by AMLI Realty Co., our predecessor company, which has been in business since 1980. AMLI is structured as an UPREIT, or umbrella partnership real estate investment trust, and we own interests in properties and conduct our business through AMLI Residential Properties, L.P., (the Operating Partnership or OP). The sole general partner of the OP is AMLI Residential Properties Trust, the public company whose shares of beneficial interest are traded on the NYSE under the symbol "AML."

Our business is the development, acquisition and management of upscale apartment communities in the Southeast, Southwest, Midwest and Mountain regions of the United States. We also serve as an institutional advisor and asset manager for domestic and international, tax-exempt and taxable investors in connection with our joint venture co-investment business. A summary schedule of our investment communities is included in this Supplement.

We operate all of our communities under the AMLI [registered trademark] brand name, representing our commitment to high quality, exceptional service and superior value. We have corporate offices in Atlanta, Dallas, Indianapolis and Kansas City, in addition to our main office in Chicago. We employ approximately 850 people who are dedicated to our mission ... To Provide an Outstanding Living Environment For Our Residents.

For additional information on AMLI, please visit our website at www.amli.com.

The following information is presented as a supplement to our other public reporting, including our Form 10-Q and Form 10-K, both of which can be found on our website or through the SEC's EDGAR database. We hope that the information contained herein is helpful to you. We encourage your feedback and any suggestions, which you believe will help us provide better disclosure to you. Please contact either of:

      Robert Chapman
      Executive Vice President
        & CFO                       312.984.6845      rchapman@amli.com

      Sue Bersh
      Vice President -
        Corporate Communications    312.984.2607      sbersh@amli.com


Thank you for your interest in AMLI Residential.



                                     AML
                                   LISTED
                                    NYSE









Second Quarter 2005                                             Page 1
Supplemental Information             AMLI Residential Properties Trust

AMLI                                      125 South Wacker Drive
RESIDENTIAL                               Chicago, Illinois 60606

                                          Phone:      312.443.1477
                                          Fax:        312.443.0909
                                          www.amli.com

PRESS RELEASE

FOR IMMEDIATE RELEASE
---------------------

July 26, 2005                       For More Information, Contact:

                                    Robert J. Chapman,
                                    Chief Financial Officer
                                    (312) 984-6845


                  AMLI RESIDENTIAL ANNOUNCES SECOND QUARTER
                   OPERATING RESULTS AND DECLARES DIVIDEND

------------------------------------------------------------------------

(CHICAGO, IL) AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML) announces today operating results for the second quarter ended June 30, 2005.

EARNINGS
--------

Net income for the quarter and six months ended June 30, 2005 was $9,210,000 and $31,621,000, respectively, as compared to $42,304,000 and
$49,023,000, respectively, in the year earlier periods. Diluted Earnings Per Share ("EPS") for the quarter ended June 30, 2005 was $0.28 compared to $1.45 for the same period a year earlier, a decrease of 80.7%. For the six months ended June 30, 2005, EPS was $1.05 compared to $1.74 for the comparable period of 2004. The difference in net income between periods is primarily attributable to the aggregate gains recognized from sales of rental communities, net of minority interest, and AMLI's share of gains on sales of partnership properties. Such amounts were $9,097,000 and $32,035,000 for the three and six months ended June 30, 2005, respectively, and $41,905,000 and $44,360,000 for the three and six months ended June 30, 2004, respectively.

Funds From Operations ("FFO") for the second quarter 2005 were $16,186,000, or $0.52 per common share, compared to $13,278,000, or $0.43 per common share, for the first quarter 2005 (a per share increase of 20.9%), and compared to $17,097,000, or $0.55 per common share, for the second quarter 2004 (a per share decrease of 5.5%). Actual results for the second quarter were $0.01 per share greater than both the mid-point of AMLI's most current guidance and First Call's most recent estimate.

"AMLI had a solid quarter reflecting the improving market conditions in AMLI's nine markets as well as AMLI's increasing transactional activity," stated Robert J. Chapman, AMLI Chief Financial Officer. "The results were about as we expected. The $0.01 per share difference from AMLI's mid-point estimate is primarily attributable to timing differences between quarters."

"Community operations continue to show improvement," Mr. Chapman further commented. "On a year-over-year basis, seven of AMLI's eight same-community markets had increases in total community revenues, and all eight increased compared to last quarter. There is strong investor demand for quality apartment properties. We are very pleased with the prices obtained for the two communities sold during the quarter. AMLI's challenge continues to be finding suitable acquisition opportunities in which to recycle the capital."



Second Quarter 2005                                             Page 2
Supplemental Information             AMLI Residential Properties Trust

SECOND QUARTER ACTIVITIES
-------------------------

During the second quarter, AMLI purchased AMLI at Cityplace (244 apartments) in Dallas, Texas. The Company also sold AMLI at Fox Valley (272 apartments) in Aurora, Illinois and AMLI at Walnut Creek (460 apartments) in Austin, Texas. Additionally, AMLI broke ground on AMLI at Perimeter Gardens (245 apartments) in Atlanta, Georgia and AMLI Clear Creek (288 apartments) in Overland Park, Kansas. AMLI also completed the initial lease-up and stabilization of AMLI at Seven Bridges (520 apartments) in Woodridge, Illinois.

SAME COMMUNITY RESULTS
----------------------

On a combined same community basis, which includes both wholly-owned and co-investment communities (at 100%), for the quarter ended June 30, 2005 versus the prior year's comparable quarter, total community revenue increased 1.6% (reflecting an increase in weighted average occupancy to 93.6% from 92.8% and an increase in weighted average collected revenue per occupied unit of 0.7%), operating expenses increased by 0.9%, and net operating income ("NOI") increased by 2.2%.

Comparing the second quarter of 2005 to the preceding quarter, total community revenue increased by 2.4% (reflecting an increase in weighted average occupancy of 0.7% and an increase in weighted average collected revenue per occupied unit of 1.6%), operating expenses increased 5.2% (reflecting some seasonality), and NOI increased 0.5%.

SUBSEQUENT EVENTS
-----------------

In July, AMLI purchased AMLI Memorial Heights (formerly The Quarters at Memorial), a 380-unit luxury apartment community in Houston, Texas and sold AMLI at Poplar Creek (196 apartments) in Schaumburg, Illinois.

As reported earlier today, AMLI modified the terms of the Company's three unsecured bank credit facilities, including its two revolving lines of credit and its $110 million term loan. The commitment amounts under the primary and secondary lines of credit were increased to $250 million and $20 million, respectively, and the maturity dates were reset to three years from closing. The pricing and certain covenants under all three facilities were also amended.

OUTLOOK
-------

AMLI's current expectation for FFO for the full year 2005 remains in the range of $1.98 to $2.06 per share (generally plus or minus $0.02 per share per quarter based on the current mid-range estimates of $0.51, and $0.56 per share per quarter and a mid-point of $2.02 per share).

The following chart reconciles AMLI's current FFO per share guidance to
EPS:

                         Actual    Actual                         Full
                           Q1        Q2        Q3        Q4       Year
                        -------   -------   -------   -------   -------

EPS per Common Share      $0.76     $0.28     $2.62     $0.20     $3.86
Gains on Sales           ($0.85)   ($0.35)   ($2.59)   ($0.08)   ($3.87)
Depreciation              $0.45     $0.45     $0.39     $0.37     $1.65
Adjustment for
  Preferred Shares        $0.07     $0.14     $0.09     $0.07     $0.38
FFO per Share             $0.43     $0.52     $0.51     $0.56     $2.02



Second Quarter 2005                                             Page 3
Supplemental Information             AMLI Residential Properties Trust

DIVIDEND
--------

Yesterday, the Board of Trustees declared a quarterly dividend of $0.48 per common share. This dividend is payable on August 16, 2005 to all common shareholders of record as of August 5, 2005 and is based on an annual dividend rate of $1.92 per common share.

CONFERENCE CALL
---------------

AMLI will hold a conference call on Wednesday, July 27, 2005 at 3:30 p.m. Eastern Time. The toll-free number for the call is (800) 946-0706 -
Passcode: AMLI, and should be accessed approximately 5 minutes prior to conference time. A live webcast of the conference call will also be available in the 'Company Info' section on AMLI's website (www.amli.com/comp/) and at www.streetevents.com, a password-protected event management site. Additionally, an on-line replay of the webcast will be available for 60 days following the call.

SUPPLEMENTAL INFORMATION
------------------------

AMLI produces Quarterly Supplemental Information that provides detailed information regarding the Company's activities during the quarter. The Second Quarter Supplemental Information is available in the 'Company Info' section on our website (www.amli.com/comp/) under 'Shareholder Reports.'

DEFINITIONS
-----------

This press release and the Quarterly Supplemental Information described above contain certain non-GAAP ("Generally Accepted Accounting Principles") information that is generally provided by most publicly-traded residential REITs. AMLI uses this information internally to measure its performance and/or liquidity and to compare its performance to other REITs in its peer group, and believes that this information may be of interest and use to the investment community for the same reason.

Except where indicated, community revenue, community expenses, net operating income ("NOI") and earnings before interest, taxes, depreciation and amortization ("EBITDA") are computed based on various line items included in our consolidated statements of income prepared in accordance with GAAP. Where indicated, this information is presented on a basis that includes AMLI's proportionate share of the non-GAAP financial measures of its co-investment partnerships.

Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in the Company's Quarterly Supplemental Financial information, primarily pages 18 and 19.

EBITDA is NOI (including AMLI's proportionate share of the NOI of its co-investment partnerships) plus all fees and interest income and income from the Service Companies and gains or losses from sales or valuation of land and other income, less general and administration expense.

FUNDS FROM OPERATIONS ("FFO") is EBITDA less interest expense (including AMLI's proportionate share of the interest expense of its co-investment partnerships and amortization of deferred financing expense) and any income taxes. FFO computed in this manner is equal to FFO as defined in NAREIT's white paper, which definition is "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures."

Additional definitions can be found in the Quarterly Supplemental
Information.

Second Quarter 2005                                             Page 4
Supplemental Information             AMLI Residential Properties Trust

ABOUT AMLI
----------

The AMLI<registered trademark> portfolio currently includes 74 apartment communities containing 28,136 apartment homes, with an additional 1,047 apartment homes under development or in lease-up in four locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs approximately 850 people who are dedicated to achieving AMLI's mission--PROVIDE AN OUTSTANDING LIVING ENVIRONMENT FOR OUR RESIDENTS. More information on AMLI is available at www.amli.com.

FORWARD-LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release are forward-looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

The Company does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect the Company's current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumption noted by the Company herein.

The Company is making forward-looking statements because it believes investors, analysts and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of its future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them.

Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward-looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed from time to time in the Company's SEC reports, including the annual report on form 10-K for the year ended December 31, 2004.














Second Quarter 2005                                             Page 5
Supplemental Information             AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                  SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)


                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

EARNINGS AND CASH FLOWS
-----------------------

EBITDA (a) . . . . . .$ 57,566                    $31,262   26,304  109,978   27,360   25,472   30,092   27,054
FFO. . . . . . . . . .  29,464                     16,186   13,278   60,646   14,295   13,576   17,097   15,678
AFFO . . . . . . . . .  26,471                     14,447   12,024   54,343   12,234   11,853   15,670   14,586
Net income . . . . . .  31,621                      9,210   22,411   62,425    1,168   12,234   42,304    6,719
Dividends (b). . . . .  29,853                     14,927   14,926   57,747   14,909   14,880   14,846   13,112


PER SHARE DATA -
DILUTED
----------------

FFO. . . . . . . . . .$   0.95                    $  0.52  $  0.43  $  2.01  $  0.46  $  0.44  $  0.55  $  0.56
AFFO . . . . . . . . .$   0.85                    $  0.46  $  0.39  $  1.80  $  0.39  $  0.38  $  0.51  $  0.52
Net income allocable
  to common shares . .$   1.05                    $  0.28  $  0.76  $  2.08  $ (0.03) $  0.41  $  1.45  $  0.21
Common dividends . . .$   0.96                    $  0.48  $  0.48  $  1.92  $  0.48  $  0.48  $  0.48  $  0.48
FFO payout ratio
  (based on per share
  amounts) . . . . . .    101%                        93%     113%      96%     105%     110%      87%      85%
AFFO payout ratio
  (based on per share
  amounts) . . . . . .    113%                       104%     125%     107%     123%     126%      95%      92%











Second Quarter 2005                                                                                     Page 6
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                      SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)



                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
NUMBER OF
APARTMENT HOMES
---------------

STABILIZED COMMUNITIES
----------------------

Wholly-owned . . . . .  16,100                     16,100   16,316   15,990   15,990   15,276   15,068   15,240
Partnerships . . . . .  11,852                     11,852   11,604   11,604   11,604   12,052   12,052   12,052
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        27,952                     27,952   27,920   27,594   27,594   27,328   27,120   27,292
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

COMMUNITIES UNDER
 DEVELOPMENT
 AND/OR IN LEASE-UP
-------------------

Wholly-owned . . . . .     533                        533      360      820      820      820      820      782
Partnerships . . . . .     514                        514    1,034    1,034    1,034    1,034    1,034    1,034
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                         1,047                      1,047    1,394    1,854    1,854    1,854    1,854    1,816
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Total. . . . . . . . .  28,999                     28,999   29,314   29,448   29,448   29,182   28,974   29,108
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========









See notes on following pages.

Second Quarter 2005                                                                                     Page 7
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                  SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)

                                                                            2005
                                              ---------------------------------------------------------------
                                                  Year        Dec 31       Sep 30       Jun 30       Mar 31
                                              -----------  -----------  -----------  -----------  -----------
CAPITALIZATION
--------------

TOTAL ASSETS BEFORE DEPRECIATION
Consolidated (c) . . . . . . . . . . . . . .  $ 1,510,319                              1,510,319    1,511,238

DEBT
Consolidated . . . . . . . . . . . . . . . .      682,618                                682,618      688,235

SHARE INFORMATION
Common shares outstanding. . . . . . . . . .   25,661,523                             25,661,523   25,615,956
Preferred shares outstanding (d) . . . . . .    3,925,000                              3,925,000    3,925,000
Operating partnership units
 outstanding (e) . . . . . . . . . . . . . .    1,637,465                              1,637,465    1,638,295
                                              -----------  -----------  -----------  -----------  -----------
    Total shares and units outstanding . . .   31,223,988                             31,223,988   31,179,251
                                              -----------  -----------  -----------  -----------  -----------

Average Common Shares. . . . . . . . . . . .   25,440,759                             25,440,759   25,425,391
Average Common and Preferred Shares
 and OP Units. . . . . . . . . . . . . . . .   31,002,676                             31,002,676   30,989,789
                                              -----------  -----------  -----------  -----------  -----------

Share price, end of period . . . . . . . . .  $     31.26                            $     31.26  $     27.39

Equity Market Capitalization . . . . . . . .      976,062                                976,062      854,000

TOTAL MARKET CAPITALIZATION
Consolidated . . . . . . . . . . . . . . . .    1,658,680                              1,658,680    1,542,234






Second Quarter 2005                                                                                     Page 8
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                      SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)


                                                                            2004
                                              ---------------------------------------------------------------
                                                  Year        Dec 31       Sep 30       Jun 30       Mar 31
                                              -----------  -----------  -----------  -----------  -----------

CAPITALIZATION
--------------

TOTAL ASSETS BEFORE DEPRECIATION
Consolidated (c) . . . . . . . . . . . . . .  $ 1,473,951    1,473,951    1,393,026    1,285,142    1,284,825

DEBT
Consolidated . . . . . . . . . . . . . . . .      653,901      653,901      576,477      476,449      496,583

SHARE INFORMATION
Common shares outstanding. . . . . . . . . .   25,525,564   25,525,564   25,405,377   25,341,652   25,289,725
Preferred shares outstanding (d) . . . . . .    3,925,000    3,925,000    3,925,000    3,925,000    3,925,000
Operating partnership units
 outstanding (e) . . . . . . . . . . . . . .    1,639,481    1,639,481    1,684,336    1,707,118    1,715,394
                                              -----------  -----------  -----------  -----------  -----------
    Total shares and units outstanding . . .   31,090,045   31,090,045   31,014,713   30,973,770   30,930,119
                                              -----------  -----------  -----------  -----------  -----------

Average Common Shares. . . . . . . . . . . .   24,563,094   25,462,780   25,386,897   25,306,317   22,077,441
Average Common and Preferred Shares
 and OP Units. . . . . . . . . . . . . . . .   30,199,707   31,057,256   30,998,529   30,941,004   27,783,836
                                              -----------  -----------  -----------  -----------  -----------

Share price, end of period . . . . . . . . .  $     32.00  $     32.00  $     31.55  $     29.34  $     28.25

Equity Market Capitalization . . . . . . . .      994,881      994,881      978,514      908,770      873,776

TOTAL MARKET CAPITALIZATION
Consolidated . . . . . . . . . . . . . . . .    1,648,783    1,648,783    1,554,991    1,385,219    1,370,359











Second Quarter 2005                                                                                     Page 9
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                      SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)


                                                                            2005
                                              ---------------------------------------------------------------
                                                  Year        Dec 31       Sep 30       Jun 30       Mar 31
                                              -----------  -----------  -----------  -----------  -----------

DEBT SERVICE (f)
----------------

INTEREST EXPENSE AND
 AMORTIZATION OF DEFERRED
 FINANCING COSTS
Consolidated . . . . . . . . . . . . . . . .  $    18,532                                  9,621        8,911

CAPITALIZED INTEREST
Consolidated . . . . . . . . . . . . . . . .          824                                    422          402

SCHEDULED PRINCIPAL PAYMENTS
 (NORMAL AMORTIZATION)
Consolidated . . . . . . . . . . . . . . . .        3,457                                  1,812        1,645


























Second Quarter 2005                                                                                    Page 10
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                      SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)


                                                                            2004
                                              ---------------------------------------------------------------
                                                  Year        Dec 31       Sep 30       Jun 30       Mar 31
                                              -----------  -----------  -----------  -----------  -----------

DEBT SERVICE (f)
----------------

INTEREST EXPENSE AND
 AMORTIZATION OF DEFERRED
 FINANCING COSTS
Consolidated . . . . . . . . . . . . . . . .       32,546        8,713        7,701        8,875        7,257

CAPITALIZED INTEREST
Consolidated . . . . . . . . . . . . . . . .        1,260          239          260          296          465

SCHEDULED PRINCIPAL PAYMENTS
 (NORMAL AMORTIZATION)
Consolidated . . . . . . . . . . . . . . . .        5,626        1,676        1,472        1,271        1,207





















See notes on following pages.

Second Quarter 2005                                                                                    Page 11
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                  SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)
                                             2005                                        2004
                         ------------------------------------------  ------------------------------------------
                          Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30   Jun 30 (h)   Mar 31
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
OPERATIONAL RATIOS
------------------
EBITDA, AS PERCENT
 OF TOTAL MARKET
 CAPITALIZATION
Consolidated . . . . . .                            7.5%       6.8%       6.6%       6.6%       8.7%       7.9%

INTEREST COVERAGE
Consolidated . . . . . .                            3.4        3.1        3.3        3.4        4.1         3.9

FIXED CHARGE COVERAGE (g)
Consolidated . . . . . .                            2.4        2.2        2.3        2.3        2.9         2.7

FINANCIAL RATIOS
----------------
DEBT TO TOTAL MARKET
 CAPITALIZATION
Consolidated . . . . . .                           41.2%      44.6%      39.7%      37.1%      34.4%      36.2%

DEBT TO TOTAL ASSETS,
 AT COST (before
 depreciation)
Consolidated . . . . . .                           45.2%      45.5%      44.4%      41.4%      37.1%      38.6%
















Second Quarter 2005                                                                                    Page 12
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                      SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)

Notes:


  (a) See page 14.

  (b) Represents dividends paid on all common and preferred shares and OP units.

  (c) All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
      Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interests in unconsolidated partnerships on the equity method.

  (d) All preferred shares are convertible to common shares at the option of the holder.

  (e) Represents Minority Interest on the Company's Consolidated Balance Sheets.

  (f) Includes amortization of deferred and other financing costs, prepayment penalty and interest and amortization attributable to discontinued operations.

  (g) Includes interest expense, principal amortization and preferred dividends.
























Second Quarter 2005                                                                                    Page 13
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                         FUNDS FROM OPERATIONS
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)
                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Company's share of
 communities'
 EBITDA (a). . . . . .$ 57,626                     29,380   28,246  108,727   28,990   25,729   25,842   28,166

Share of Service
  Companies' EBITDA/
  FFO (b). . . . . . .   2,812                      3,254     (442)    (202)     217      (96)    (210)    (113)
Other income . . . . .     632                        431      201    1,680      263      224      429      764
Co-investment fee
 income (c). . . . . .     602                        342      260    1,824      331      636      424      433
General and
 administrative. . . .  (3,956)                    (1,995)  (1,961)  (7,301)  (2,441)    (871)  (1,793)  (2,196)
Discontinued opera-
 tions - gain on sale
 of bond financing . .   --                         --       --       5,400    --       --       5,400    --
Non-cash impairment
 loss. . . . . . . . .    (150)                      (150)   --        (150)   --        (150)   --       --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
EARNINGS BEFORE
 INTEREST, TAXES,
 DEPRECIATION
 AND AMORTIZATION
 (EBITDA). . . . . . .  57,566                     31,262   26,304  109,978   27,360   25,472   30,092   27,054
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
INTEREST EXPENSE (d)
Wholly-owned
 communities and
 portfolio debt. . . . (18,532)                    (9,621)  (8,911) (31,425)  (8,713)  (7,701)  (7,754)  (7,257)
Prepayment penalty
 and write-off of
 unamortized deferred
 financing costs . . .   --                         --       --      (1,121)   --       --      (1,121)   --
Share of partnership
 communities . . . . .  (7,826)                    (3,898)  (3,928) (15,338)  (3,906)  (3,859)  (3,797)  (3,776)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                       (26,358)                   (13,519) (12,839) (47,884) (12,619) (11,560) (12,672) (11,033)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Second Quarter 2005                                                                                    Page 14
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                             FUNDS FROM OPERATIONS - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
SERVICE COMPANIES
 TAXES AND DEPRECIA-
 TION AND AMORTIZA-
 TION (b)
  Taxes. . . . . . . .     (10)                      (665)     655    1,782      246      520      522      494
  Depreciation and
   amortization. . . .  (1,734)                      (892)    (842)  (3,230)    (692)    (856)    (845)    (837)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        (1,744)                    (1,557)    (187)  (1,448)    (446)    (336)    (323)    (343)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
FUNDS FROM
 OPERATIONS (FF0). . .  29,464                     16,186   13,278   60,646   14,295   13,576   17,097   15,678
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
CAPITAL EXPENDITURES
 PAID FROM FFO (e)
Wholly-owned
 communities . . . . .  (2,441)                    (1,462)    (979)  (5,346)  (1,821)  (1,453)  (1,168)    (904)
Share of partnership
 communities . . . . .    (552)                      (277)    (275)    (957)    (240)    (270)    (259)    (188)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        (2,993)                    (1,739)  (1,254)  (6,303)  (2,061)  (1,723)  (1,427)  (1,092)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
ADJUSTED FUNDS FROM
 OPERATIONS (AFFO) . .$ 26,471                     14,447   12,024   54,343   12,234   11,853   15,670   14,586
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

Notes:
  (a) See pages 40 and 43.

  (b) See footnote (e) on page 47.

  (c) See page 45.

  (d) Includes amortization of deferred and other financing costs.

  (e) For details, refer to the Company's Management Discussion and Analysis in the relevant Form 10-K or
      Form 10-Q filed with SEC.


Second Quarter 2005                                                                                    Page 15
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                     CONSOLIDATED (a) STATEMENTS OF OPERATIONS
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)
                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
RENTAL OPERATIONS
Revenue:
 Rental. . . . . . . .$ 69,284                     35,722   33,562  113,462   31,912   29,067   27,417   25,066
 Other . . . . . . . .   5,536                      3,114    2,422    9,064    2,349    2,442    2,296    1,977
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        74,820                     38,836   35,984  122,526   34,261   31,509   29,713   27,043
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Expenses:
 Rental. . . . . . . .  32,849                     17,344   15,505   53,456   14,600   14,727   13,115   11,014
 Depreciation. . . . .  21,987                     11,006   10,981   35,325    9,998    9,257    8,502    7,568
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        54,836                     28,350   26,486   88,781   24,598   23,984   21,617   18,582
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        19,984                     10,486    9,498   33,745    9,663    7,525    8,096    8,461
 Income from
  partnerships (b) . .   1,162                        784      378    3,435      886      616      430    1,503
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Income from rental
 operations. . . . . .  21,146                     11,270    9,876   37,180   10,549    8,141    8,526    9,964
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
OTHER INCOME AND
 EXPENSES
 Fee income from
  unconsolidated
  partnerships . . . .     602                        342      260    1,824      331      636      424      433
 Other income. . . . .     632                        431      201    1,378      263      207      429      479
 Interest and amorti-
  zation of deferred
  financing costs. . . (18,322)                    (9,507)  (8,815) (30,042)  (8,580)  (7,638)  (6,976)  (6,848)
 Prepayment penalty
  and write-off of
  unamortized deferred
  financing costs. . .   --                         --       --      (1,121)   --       --      (1,121)   --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                       (17,088)                    (8,734)  (8,354) (27,961)  (7,986)  (6,795)  (7,244)  (5,936)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------




Second Quarter 2005                                                                                    Page 16
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                         CONSOLIDATED (a) STATEMENTS OF OPERATIONS - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
SERVICE COMPANIES'
 OPERATIONS (c)
 Total revenue . . . .   7,873                      2,504    5,369   45,738    9,052   11,585   11,867   13,234
 Total expenses. . . .  (9,391)                    (3,235)  (6,156) (47,636)  (9,404) (12,123) (12,393) (13,716)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        (1,518)                      (731)    (787)  (1,898)    (352)    (538)    (526)    (482)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
General and
 administrative. . . .  (3,956)                    (1,995)  (1,961)  (7,301)  (2,441)    (871)  (1,793)  (2,196)
Provision for loss
 on land held for
 development or sale .    (150)                      (150)   --        (150)   --        (150)   --       --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
INCOME (LOSS) FROM
 CONTINUING OPERA-
 TIONS BEFORE SHARE
 OF GAINS ON SALES
 OF PROPERTIES . . . .  (1,566)                      (340)  (1,226)    (130)    (230)    (213)  (1,037)   1,350

Share of gains on
 sales of partner-
 ships' properties . .   3,091                      3,091    --       2,648    --       --       --       2,648
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
INCOME (LOSS) FROM
 CONTINUING OPERA-
 TIONS BEFORE
 MINORITY INTEREST . .   1,525                      2,751   (1,226)   2,518     (230)    (213)  (1,037)   3,998

Minority interest. . .    (142)                        49     (191)    (305)    (133)    (134)    (188)     150
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
INCOME (LOSS) FROM
 CONTINUING
 OPERATIONS. . . . . .   1,667                      2,702   (1,035)   2,823      (97)     (79)    (849)   3,848
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------





Second Quarter 2005                                                                                    Page 17
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                         CONSOLIDATED (a) STATEMENTS OF OPERATIONS - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
INCOME FROM DISCON-
 TINUED OPERATIONS,
 NET OF MINORITY
 INTEREST
Income from discon-
 tinued operations,
 net of minority
 interest. . . . . . .     824                        316      508    6,330    1,216      995    1,248    2,871
Gain on sale of
 rental communities,
 net of minority
 interest. . . . . . .  29,130                      6,192   22,938   48,849       49   11,318   37,482    --
Gain on sale of bond
 financing for a
 community sold,
 net of minority
 interest. . . . . . .   --                         --       --       4,423    --       --       4,423    --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        29,954                      6,508   23,446   59,602    1,265   12,313   43,153     2,871
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
NET INCOME . . . . . .  31,621                      9,210   22,411   62,425    1,168   12,234   42,304    6,719
Net income attribu-
 table to preferred
 shares. . . . . . . .   4,971                      1,933    3,038   11,542    1,933    1,933    5,744    1,932
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
NET INCOME ATTRIBU-
 TABLE TO COMMON
 SHARES. . . . . . . .$ 26,650                      7,277   19,373   50,883     (765)  10,301   36,560    4,787
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

Notes:

  (a) All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
      Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.
  (b) Includes other items of partnership operations such as interest income on invested funds, legal, audit and other costs of partnership administration including asset management fees paid to the Company, compensation received in the form of cash flow preference and share of income in excess of the Company's ownership percentage.
  (c) See footnote (d) on page 47.

Second Quarter 2005                                                                                    Page 18
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                               CONSOLIDATED (a) BALANCE SHEETS
                                                                             (Unaudited, dollars in thousands)

                                             2005                                        2004
                         ------------------------------------------  ------------------------------------------
                          Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30     Jun 30     Mar 31
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

ASSETS
Rental apartments
 Land. . . . . . . . . .                      $  176,193    177,871    164,422    161,838    143,793    133,298
 Depreciable property. .                       1,101,536  1,111,791  1,031,546  1,017,150    910,267    840,363
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                               1,277,729  1,289,662  1,195,968  1,178,988  1,054,060    973,661
Less: Accumulated
 depreciation. . . . . .                        (154,666)  (147,471)  (136,168)  (139,925)  (130,897)  (125,470)
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                               1,123,063  1,142,191  1,059,800  1,039,063    923,163    848,191
Rental apartments
 held for sale, net
 of accumulated
 depreciation (b). . . .                          44,039     10,551     60,161      --        14,138     61,893
Rental apartments
 under development . . .                           9,357     17,699     10,331     16,242     13,030      8,396
Land and predevelopment
 costs . . . . . . . . .                          23,537     35,382     33,228     26,480     27,539     27,813

Investments in
 partnerships (c). . . .                         115,175    121,927    124,354    132,787    133,641    140,546

Cash and
 cash equivalents. . . .                           4,971      4,124      5,118      4,038      3,717      6,961
Service Companies'
 other assets. . . . . .                           8,613      8,826      9,374      9,384      9,808     10,216
Other assets and
 deferred costs,
 net (d) . . . . . . . .                          24,078     23,066     21,057     25,107     25,169     31,348
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
    TOTAL ASSETS . . . .                      $1,352,833  1,363,766  1,323,423  1,253,101  1,150,205  1,135,364
                        ========== ========== ========== ========== ========== ========== ========== ==========





Second Quarter 2005                                                                                    Page 19
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                   CONSOLIDATED (a) BALANCE SHEETS - CONTINUED
                                                                             (Unaudited, dollars in thousands)


                                             2005                                        2004
                         ------------------------------------------  ------------------------------------------
                          Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30     Jun 30     Mar 31
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
LIABILITIES
Debt . . . . . . . . . .                      $  682,618    688,235    653,901    576,477    476,449    496,583
Distributions in
 excess of investments
 in and earnings from
 partnerships. . . . . .                           6,574      6,482      6,368      6,243      6,126      6,022
Accrued expenses and
 other liabilities . . .                          37,450     35,358     42,758     37,970     32,841     30,755
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
   TOTAL LIABILITIES . .                         726,642    730,075    703,027    620,690    515,416    533,360
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

Mandatorily redeemable
 convertible preferred
 shares. . . . . . . . .                          96,933     96,933     96,933     96,933     96,933     93,247

Minority interest. . . .                          32,156     32,667     31,939     33,650     34,286     32,308

Total shareholders'
 equity. . . . . . . . .                         497,102    504,091    491,524    501,828    503,570    476,449
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
   TOTAL LIABILITIES
    AND SHAREHOLDERS'
    EQUITY . . . . . . .                      $1,352,833  1,363,766  1,323,423  1,253,101  1,150,205  1,135,364
                        ========== ========== ========== ========== ========== ========== ========== ==========

Notes:

  (a) All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
      Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.







Second Quarter 2005                                                                                    Page 20
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                   CONSOLIDATED (a) BALANCE SHEETS - CONTINUED
                                                                             (Unaudited, dollars in thousands)

                                             2005                                        2004
                         ------------------------------------------  ------------------------------------------
                          Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30     Jun 30     Mar 31
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

(b) Includes interest
    and other costs
    capitalized in
    consolidation and
    net of accumulated
    depreciation of: . .     --         --    $    2,820      --        14,360      --         4,041     23,991
                        ========== ========== ========== ========== ========== ========== ========== ==========

(c) See details in the
    Company's Form 10-K
    or Form 10-Q filed
    with the SEC.

(d) Includes the
    following:
     Deferred financing
      costs, net . . . .                      $    3,134      3,223      3,385      3,161      2,989      5,463
     Deferred development
      costs. . . . . . .                           2,059      1,139        750        801        718      3,556
     Operating receiva-
      bles and prepaid
      expenses . . . . .                           4,260      3,761      3,839      5,785      8,093      9,591
     Deposits and
      restricted cash. .                           4,631      2,184      2,545      3,311      2,546      2,938
     Notes receivable. .                           2,535      3,238      3,238      3,515      2,766      2,766
     Advances to
      affiliates . . . .                               7         31        186        827        291        301
     Other . . . . . . .                           7,452      9,490      7,114      7,707      7,766      6,733
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                             --         --    $   24,078     23,066     21,057     25,107     25,169     31,348
                        ========== ========== ========== ========== ========== ========== ========== ==========






Second Quarter 2005                                                                                    Page 21
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                             DEBT AND PREFERRED SHARES SUMMARY
                                                                                                 JUNE 30, 2005
                                                                             (Unaudited, dollars in thousands)

CONSOLIDATED DEBT (a)
---------------------
                                                Weighted
                                                Average     Years to
Type of                             Percent     Interest    Maturity                                     Variable
of Indebtedness         Balance     of Total    Rate (b)      (c)      Secured    Unsecured   Fixed(d)     (d)
---------------         --------    --------    --------    --------   --------   ---------   --------   --------
Conventional
  mortgages. . . . . .  $408,418       59.8%        6.0%         4.9    408,418       --       408,418      --
Construction
  financing. . . . . .      --          --          --          --        --          --         --         --
Tax-exempt debt. . . .     9,500        1.4%        3.8%         0.5      --          9,500      --         9,500
Credit facilities (e).   259,000       37.9%        4.3%         2.0      --        259,000    160,000     99,000
Other (f). . . . . . .     5,700        0.9%        3.1%         0.0      --          5,700      --         5,700
                        --------     -------     -------     -------    -------     -------    -------    -------
    Total. . . . . . .  $682,618      100.0%        5.3%         3.7    408,418     274,200    568,418    114,200
                        ========     =======     =======     =======    =======     =======    =======    =======
  Percent of total . .                                                    59.8%       40.2%      83.3%      16.7%
                                                                        =======     =======    =======    =======

DEBT OF CO-INVESTMENT PARTNERSHIPS AT 100%
------------------------------------------
                                                Weighted
                                                Average     Years to
Type of                             Percent     Interest    Maturity
of Indebtedness         Balance     of Total    Rate (b)      (c)      Secured    Unsecured     Fixed    Variable
---------------         --------    --------    --------    --------   --------   ---------   --------   --------
Conventional
  mortgages. . . . . .  $559,156       89.8%        7.0%         4.9    559,156       --       559,156      --
Construction
  financing. . . . . .    63,753       10.2%        6.3%         4.5     63,753       --        34,705     29,048
                        --------     -------     -------     -------    -------     -------    -------    -------
    Total. . . . . . .  $622,909      100.0%        7.0%         4.9    622,909       --       593,861     29,048
                        ========     =======     =======     =======    =======     =======    =======    =======
  Percent of total . .                                                   100.0%        0.0%      95.3%       4.7%
                                                                        =======     =======    =======    =======



See notes on the following page.

Second Quarter 2005                                                                                    Page 22
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                             DEBT AND PREFERRED SHARES SUMMARY
                                                                                                    JUNE, 2005
                                                                             (Unaudited, dollars in thousands)

PREFERRED SHARES
----------------
                                                                                                       Current
                                                             Number of         Out-                   Liquidation
                                Date          Original       Shares at       standing     Dividend    Preference
Security                      of Issue         Issue         Issuance         Shares        Rate         (g)
----------------------        ---------       --------       ---------       --------     --------    -----------

Convertible Preferred
  Series B                        (h)         $ 75,000       3,125,000      3,125,000        (i)           76,500

Convertible Preferred
  Series D (j)                 10/31/01         20,000         800,000        800,000        (k)           20,433
                                              --------       ---------      ---------                     -------
Total Preferred Shares                        $ 95,000       3,925,000      3,925,000                      96,933
                                              ========       =========      =========                     =======


Notes:

  (a) All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
      Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

  (b) The Weighted Average Interest Rate for variable rate debt reflects (i) the variable rate in effect on the last day of the period (ii) the effective fixed interest rates on swaps and (iii) each financing's respective lender credit spread.

  (c) Years to Maturity reflects the expiration date of the credit enhancements supporting Tax-exempt debt, not the actual maturity dates of the bonds, which are in 2024.










Second Quarter 2005                                                                                    Page 23
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                 DEBT AND PREFERRED SHARES SUMMARY - CONTINUED
                                                                                                    JUNE, 2005
                                                                             (Unaudited, dollars in thousands)



  (d) The following summarizes interest rate limitation and swap contracts associated with the Credit
      Facilities:


                                                                                Fixed Rate,
                                                                                 Excluding
                                                                                  Lender
      Type of                                                    Notional         Credit           Term of
      Contract      Counterparty                                  Amount          Spread          Contract
      --------      ------------                                 --------       -----------    ---------------
      Cap           Commerzbank                                  $ 15,000            4.000%    4/1/04-4/1/09
      Swap          Commerzbank                                    15,000            4.378%    4/1/04-4/1/09
      Swap          PNC Bank, N.A.                                 30,000            4.510%    4/1/04-4/1/09
      Swap          Commerzbank                                    40,000            3.984%    7/1/05-12/20/09
      Swap          PNC Bank, N.A.                                 40,000            3.984%    7/1/05-12/20/09
      Swap          Comerica Bank                                  20,000            3.994%    7/1/05-12/20/09
                                                                 --------
                                                                 $160,000
                                                                 ========

  (e) See note (b) on page 26.

  (f) Demand notes payable by the Company to its managed partnerships.

  (g) Includes quarterly dividends payable in the following month.  The Series B and D issues are callable in
      February 2007 and October 2006, respectively.

  (h) Funded in three installments of $25 million each on 3/9/98, 6/30/98 and 9/30/98.

  (i) The dividend per share is the greater of an annualized (i) $1.84 per share or (ii) the amount payable on the common shares.

  (j) 800,000 preferred shares were issued at $25 per share.  These shares may be converted to 720,721 common shares, reflecting a conversion price of $27.75 per common share.

  (k) The dividend per share is the greater of an annualized (i) $2.1625 per share or (ii) the amount payable on the common shares.

Second Quarter 2005                                                                                    Page 24
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                               DEBT MATURITIES
                                                                                                 JUNE 30, 2005
                                                                             (Unaudited, dollars in thousands)


CONSOLIDATED DEBT (a)
---------------------

                                                                                                   Wtd. Average
                                                                                                     Interest
                                                                                                     Rate on
                      Scheduled           Due at                             Percent to              Maturing
Year                 Amortization        Maturity           Total              Total                   Debt
----------           ------------       -----------       ---------          ----------            ------------
2005                    $  3,739           5,700              9,439                1.4%                   3.1%
2006                       6,957         201,767            208,724               30.6%                   5.3%
2007                       5,309          75,035             80,344               11.8%                   5.5%
2008                       4,992         121,301(b)         126,293               18.5%                   4.1%
2009                       5,284           --                 5,284                0.8%                   0.0%
2010                       5,158          19,851             25,009                3.7%                   5.0%
2011                       3,432         119,104            122,536               18.0%                   6.6%
2012                       2,162           --                 2,162                0.3%                   0.0%
2013                       2,094          17,074             19,168                2.8%                   0.0%
2014                       1,124          64,097             65,221                9.6%                   5.1%
Thereafter                 8,882           9,556(c)          18,438                2.7%                   4.8%
                        --------         -------            -------              ------                  -----
    Total               $ 49,133         633,485            682,618              100.0%                   5.3%
                        ========         =======            =======              ======                  =====
  Percent to Total          7.2%           92.8%             100.0%
                        ========         =======            =======

















Second Quarter 2005                                                                                    Page 25
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                                   DEBT MATURITIES - CONTINUED
                                                                                                 JUNE 30, 2005
                                                                             (Unaudited, dollars in thousands)


DEBT OF CO-INVESTMENT PARTNERSHIPS AT 100%
------------------------------------------

                                                                                                   Wtd. Average
                                                                                                     Interest
                                                                                                     Rate on
                      Scheduled           Due at                             Percent to              Maturing
Year                 Amortization        Maturity           Total              Total                   Debt
----------           ------------       ----------        ---------          -----------           ------------

2005                    $  3,024             1,200            4,224                0.7%                   6.0%
2006                       6,787            88,224           95,012               15.3%                   6.7%
2007                       6,677            66,953           73,630               11.8%                   7.9%
2008                       5,243            82,133           87,376               14.0%                   7.0%
2009                       4,251           134,706          138,957               22.3%                   6.7%
2010                       3,237            29,849           33,086                5.3%                   8.2%
2011                       1,634            77,279           78,913               12.7%                   7.2%
2012                       1,235            17,853           19,088                3.1%                   6.4%
2013                       1,123            63,129           64,252                10.3                   6.2%
2014                         277            18,968           19,245                3.1%                   5.1%
Thereafter                 8,881               247            9,127                1.5%                   6.8%
                        --------           -------          -------              ------                  -----
    Total               $ 42,369           580,541          622,909              100.0%                   6.9%
                        ========           =======          =======              ======                  =====
  Percent to Total          6.8%             93.2%           100.0%
                        ========           =======          =======

Notes:

  (a) All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
      Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

  (b) The Company's primary unsecured line of credit is in the amount of $240,000 and matures in
      May 2006. The commitment amount was increased to $250,000 and the maturity was extended to
      July 15, 2008.

  (c) Includes Bonds of $9,500 which ere repaid on July 1, 2005 upon sale of the underlying community.





Second Quarter 2005                                                                                    Page 26
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                    SAME STORE COMMUNITIES (a)
                                                                                                 QUARTER ENDED
                                                                             (Unaudited, dollars in thousands)

AVERAGE PHYSICAL OCCUPANCY (b)
------------------------------

                        Percent Change -
                        Current Quarter
                         Compared to
               Apart-   ----------------                  2005                                2004
               ment      Last     Last     ---------------------------------   ---------------------------------
Market         Homes     Year    Quarter   Dec 31   Sep 30   Jun 30   Mar 31   Dec 31   Sep 30   Jun 30   Mar 31
------         ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------

Dallas          5,837     2.1%      0.8%                      93.3%    92.5%    93.0%    92.9%    91.2%    92.3%
Atlanta         4,282     0.2%     -0.7%                      94.4%    95.1%    95.1%    95.0%    94.1%    93.8%
Austin          1,877     1.8%      0.6%                      93.7%    93.1%    94.1%    93.9%    91.9%    91.2%
Houston         1,433     0.8%     -0.2%                      93.2%    93.3%    94.9%    93.7%    92.4%    94.1%
Indianapolis    2,428     0.7%      0.3%                      93.3%    93.0%    92.8%    93.5%    92.6%    91.8%
Kansas City     2,600     0.7%      3.2%                      93.6%    90.4%    91.9%    94.4%    93.0%    92.4%
Chicago         2,971    -0.1%      1.1%                      94.6%    93.5%    93.9%    95.3%    94.7%    93.1%
Denver          1,260    -0.8%      1.6%                      91.8%    90.2%    92.8%    92.0%    92.6%    90.5%
               ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------

Total          22,688     0.8%      0.7%                      93.6%    92.9%    93.6%    93.9%    92.8%    92.6%
               ======   ======    ======   ======   ======   ======   ======   ======   ======   ======   ======


















Second Quarter 2005                                                                                    Page 27
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                        SAME STORE COMMUNITIES (a) - CONTINUED
                                                                                                 QUARTER ENDED
                                                                             (Unaudited, dollars in thousands)
WEIGHTED AVERAGE COLLECTED REVENUE PER OCCUPIED UNIT (c)
--------------------------------------------------------
                        Percent Change -
                        Current Quarter
                         Compared to
               Apart-   ----------------                  2005                                2004
               ment      Last     Last     ---------------------------------   ---------------------------------
Market         Homes     Year    Quarter   Dec 31   Sep 30   Jun 30   Mar 31   Dec 31   Sep 30   Jun 30   Mar 31
------         ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------
Dallas          5,837    -0.2%      1.1%                     $  848      839      840      857      849      842
Atlanta         4,282     1.4%      1.7%                        892      877      877      887      880      871
Austin          1,877     2.0%      3.3%                        814      788      791      805      798      798
Houston         1,433     0.8%      2.7%                      1,003      976      987    1,004      995      989
Indianapolis    2,428     2.0%      2.8%                        811      789      793      799      795      794
Kansas City     2,600     0.6%      1.1%                        824      816      814      822      819      814
Chicago         2,971     0.7%      1.9%                      1,072    1,052    1,053    1,062    1,065    1,060
Denver          1,260    -1.3%     -1.0%                        926      936      936      958      938      951
               ------   ------    ------   ------   ------   ------   ------   ------   ------   ------   ------
Total          22,688     0.7%      1.6%                     $  890      876      876      888      884      879
               ======   ======    ======   ======   ======   ======   ======   ======   ======   ======   ======

WEIGHTED AVERAGE COLLECTED RENT PER OCCUPIED UNIT (c)
-----------------------------------------------------

                        Percent Change -
                        Current Quarter
                         Compared to
               Apart-   ----------------                  2005                                2004
               ment      Last     Last     ---------------------------------   ---------------------------------
Market         Homes     Year    Quarter   Dec 31   Sep 30   Jun 30   Mar 31   Dec 31   Sep 30   Jun 30   Mar 31
------         ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------

Dallas          5,837     0.0%      0.4%                     $  785      782      782      789      786      782
Atlanta         4,282     0.7%      0.0%                        813      813      810      810      807      804
Austin          1,877     1.3%      1.1%                        742      734      735      736      732      739
Houston         1,433     0.1%      0.5%                        924      919      922      926      924      925
Indianapolis    2,428     0.7%      0.6%                        742      737      736      738      737      736
Kansas City     2,600     0.3%      0.4%                        750      748      749      749      748      747
Chicago         2,971     0.7%      0.4%                        989      985      978      979      982      985
Denver          1,260    -2.8%     -1.3%                        834      846      849      867      858      866
               ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------
Total          22,688     0.3%      0.3%                     $  816      814      812      815      814      814
               ======   ======    ======   ======   ======   ======   ======   ======   ======   ======   ======

Second Quarter 2005                                                                                    Page 28
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                        SAME STORE COMMUNITIES (a) - CONTINUED
                                                                                                 QUARTER ENDED
                                                                             (Unaudited, dollars in thousands)



Notes:

  (a) Information shown is Combined, including partnership communities at 100%.

  (b) Represents average daily physical occupancy which includes model units as vacant units.

  (c) Represents amounts collected for rent and other income.



































Second Quarter 2005                                                                                    Page 29
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                    SAME STORE COMMUNITIES (a)
                                                                                                 QUARTER ENDED
                                                                             (unaudited, dollars in thousands)

TOTAL REVENUES (b)
------------------
                Percent Change-
                Current Quarter
                Compared to
        Apart-  ---------------                    2005                                     2004
        ment     Last    Last    ---------------------------------------  ---------------------------------------
Market  Homes    Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
------  ------  ------  -------  -------- ------  ------  ------  ------  -------  ------  ------ ------- -------

Dallas   5,837    2.1%     1.9%  $ 27,463                 13,861  13,602   54,825  13,687  13,938  13,579  13,622
Atlanta  4,282    1.6%     0.9%    21,526                 10,812  10,714   42,661  10,705  10,824  10,638  10,494
Austin   1,877    3.9%     3.9%     8,418                  4,291   4,128   16,681   4,195   4,260   4,128   4,098
Houston  1,433    1.7%     2.5%     7,938                  4,018   3,920   15,312   3,308   4,048   3,952   4,005
Indiana-
 polis   2,428    3.0%     3.2%    10,849                  5,510   5,339   21,439   5,366   5,440   5,350   5,283
Kansas
 City    2,600    1.3%     4.6%    11,769                  6,018   5,751   23,690   5,839   6,049   5,938   5,865
Chicago  2,971    0.6%     3.0%    17,816                  9,040   8,776   34,447   8,237   8,430   8,986   8,794
Denver   1,260   -2.1%     0.7%     6,403                  3,214   3,190   13,152   3,285   3,332   3,282   3,253
        ------  ------  -------  -------- ------  ------  ------  ------  -------  ------  ------  ------  ------

Total   22,688    1.6%     2.4%  $112,183                 56,763  55,420  222,209  54,621  56,321  55,852  55,414
        ======  ======   ======  ======== ======  ======  ======  ======  =======  ======  ======  ======  ======



















Second Quarter 2005                                                                                    Page 30
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                        SAME STORE COMMUNITIES (a) - CONTINUED
                                                                                                 QUARTER ENDED
                                                                             (unaudited, dollars in thousands)


EXPENSES (b)
------------
                Percent Change-
                Current Quarter
                Compared to
        Apart-  ---------------                    2005                                     2004
        ment     Last    Last    ---------------------------------------  ---------------------------------------
Market  Homes    Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
------  ------  ------  -------  -------- ------  ------  ------  ------  -------  ------  ------ ------- -------

Dallas   5,837    0.0%     3.7%  $ 12,690                  6,459   6,231   24,965   6,245   6,619   6,461   5,640
Atlanta  4,282   -3.6%     6.0%     8,414                  4,329   4,085   16,711   4,017   4,196   4,490   4,008
Austin   1,877   -5.2%    -7.4%     4,175                  2,007   2,168    7,730   1,867   1,868   2,116   1,879
Houston  1,433   -6.5%    -2.5%     3,409                  1,683   1,726    6,778   1,292   1,956   1,801   1,729
Indiana-
 polis   2,428   45.8%    18.9%     4,745                  2,577   2,167    8,565   2,005   2,585   1,768   2,207
Kansas
 City    2,600   -1.3%    11.9%     4,255                  2,247   2,008    8,532   2,238   1,988   2,277   2,029
Chicago  2,971   -3.7%     2.2%     7,126                  3,602   3,523   13,990   3,248   3,465   3,741   3,536
Denver   1,260   -2.9%    18.5%     2,244                  1,217   1,027    4,688   1,140   1,285   1,253   1,010
        ------  ------  -------  -------- ------  ------  ------  ------   ------  ------  ------  ------  ------

Total   22,688    0.9%     5.2%  $ 47,058                 24,122  22,936   91,959  22,051  23,961  23,908  22,038
        ======  ======   ======  ======== ======  ======  ======  ======   ======  ======  ======  ======  ======






















Second Quarter 2005                                                                                    Page 31
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                        SAME STORE COMMUNITIES (a) - CONTINUED
                                                                                                 QUARTER ENDED
                                                                             (unaudited, dollars in thousands)

NET OPERATING INCOME (b)
------------------------

                Percent Change-
                Current Quarter
                Compared to
        Apart-  ---------------                    2005                                     2004
        ment     Last    Last    ---------------------------------------  ---------------------------------------
Market  Homes    Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
------  ------  ------  -------  -------- ------  ------  ------  ------  -------  ------  ------ ------- -------

Dallas   5,837    4.0%     0.4%  $ 14,773                  7,402   7,372   29,860   7,442   7,319   7,118   7,982
Atlanta  4,282    5.5%    -2.2%    13,112                  6,483   6,629   25,951   6,689   6,628   6,148   6,486
Austin   1,877   13.5%    16.5%     4,244                  2,284   1,960    8,952   2,328   2,393   2,012   2,219
Houston  1,433    8.5%     6.4%     4,529                  2,335   2,194    8,534   2,016   2,092   2,151   2,275
Indiana-
 polis   2,428  -18.1%    -7.5%     6,104                  2,933   3,171   12,874   3,362   2,855   3,581   3,076
Kansas
 City    2,600    3.0%     0.8%     7,513                  3,771   3,742   15,158   3,600   4,061   3,660   3,836
Chicago  2,971    3.7%     3.5%    10,690                  5,437   5,253   20,457   4,989   4,965   5,245   5,258
Denver   1,260   -1.6%    -7.7%     4,159                  1,997   2,163    8,463   2,144   2,047   2,029   2,242
        ------  ------  -------  -------- ------  ------  ------  ------  -------  ------  ------  ------  ------

Total   22,688    2.2%     0.5%  $ 65,125                 32,641  32,484  130,249  32,570  32,360  31,944  33,376
        ======  ======   ======  ======== ======  ======  ======  ======  =======  ======  ======  ======  ======



Notes:

  (a) Information shown is Combined, including share of partnership communities at 100%.

  (b) See pages 39, 40, 42 and 43 for components of same store community revenue, expenses, net operating income and EBITDA.










Second Quarter 2005                                                                                    Page 32
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                    SAME STORE COMMUNITIES (a)
                                                                                                 QUARTER ENDED
                                                   (Unaudited, dollars in thousands except per apartment home)

OPERATING EXPENSES
------------------
                Percent Change-
                Current Quarter
                Compared to
                ---------------                    2005                                     2004
                 Last    Last    ---------------------------------------  ---------------------------------------
Expense          Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
-------         ------  -------  -------- ------  ------  ------  ------  -------  ------  ------ ------- -------

Personnel         3.7%     4.8%  $ 11,622                  5,948   5,674   22,857   5,631   6,027   5,736   5,463
Advertising
 and promotion    4.0%    17.5%     2,160                  1,167     993    4,446   1,129   1,248   1,123     946
Utilities        -2.0%    -1.4%     3,011                  1,495   1,516    6,546   1,721   1,794   1,525   1,506
Building
 repairs and
 maintenance    -15.6%     2.6%     5,925                  3,001   2,924   11,870   2,556   3,596   3,554   2,163
Landscaping
 and grounds
 maintenance      5.2%    69.6%     2,251                  1,416     835    4,056     790   1,123   1,346     798
Real estate
 taxes            6.0%     0.2%    14,789                  7,402   7,387   27,886   6,539   6,804   6,984   7,560
Insurance       -14.4%     7.9%     1,788                    928     860    3,899   1,046     683   1,084   1,086
Property
 management
 fees             1.5%     0.1%     3,961                  1,981   1,980    7,929   1,953   2,018   1,952   2,005
Other            29.6%     2.1%     1,551                    784     767    2,470     686     667     605     512
                ------  -------  -------- ------  ------  ------  ------   ------  ------  ------  ------  ------

                  0.9%     5.2%  $ 47,058                 24,122  22,937   91,959  22,051  23,961  23,908  22,038
                ======  =======  ======== ======  ======  ======  ======   ======  ======  ======  ======  ======










Second Quarter 2005                                                                                    Page 33
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                        SAME STORE COMMUNITIES (a) - CONTINUED
                                                                                                 QUARTER ENDED
                                                   (Unaudited, dollars in thousands except per apartment home)

CAPITAL EXPENDITURES (b)
------------------------
                Percent Change-
                Current Quarter
                Compared to
                ---------------                    2005                                     2004
                 Last    Last    ---------------------------------------  ---------------------------------------
                 Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
                ------  -------  -------- ------  ------  ------  ------  -------  ------  ------  ------  ------
Total            30.1%   -31.2%  $  3,454                  1,954   1,500    6,857   2,182   1,888   1,635   1,153
                ======  =======  ======== ====== =======  ======  ======   ======  ======  ======  ======  ======
Per apartment
  home                                153                     86      66      302      96      83      72      51
                                 ======== ====== =======  ======  ======   ======  ======  ======  ======  ======


TOTAL OPERATING COST (c)
------------------------

                Percent Change-
                Current Quarter
                Compared to
                ---------------                    2005                                     2004
                 Last    Last    ---------------------------------------  ---------------------------------------
                 Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
                ------  -------  -------- ------  ------  ------  ------  -------  ------  ------  ------  ------
Total             5.4%     0.8%  $ 50,513                 26,076  24,437   98,815  24,233  25,849  25,543  23,191
                ======  =======  ======== ====== =======  ======  ======   ======  ======  ======  ======  ======
Per apartment
  home                              2,227                  1,149   1,077    4,355   1,068   1,139   1,126   1,022
                                 ======== ====== =======  ======  ======   ======  ======  ======  ======  ======

Notes:

  (a) Information shown is Combined, including share of partnership communities at 100%.

  (b) See details in the Company's Form 10-K or Form 10-Q filed with the SEC.

  (c) Total operating cost equals the sum of the operating expenses and capital expenditures.


Second Quarter 2005                                                                                    Page 34
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                SAME STORE COMMUNITIES
                                                         TOTAL REVENUE


The following graphs present same store community monthly total revenue for the first six months of 2005 in black, compared to monthly total revenue for the twelve months of 2004 in gray. Commentary and financial data are based on 100% of AMLI's community operations, regardless of AMLI's ownership interest in each community. Note that occupancy changes are disclosed in absolute terms, and economic data is as of May 2005.


ALL COMMUNITIES
---------------

Second quarter same community total revenue was up 1.6%, with operating expenses growing 0.9%, producing a net operating income (NOI) increase of 2.2% compared to the second quarter 2004. The increase in total revenue resulted from a 1.2% increase in rental income, driven by a 0.3% increase of in-place rental rates (as measured by collected rent per occupied unit) and a 0.8% increase in physical occupancy to 93.6%, as well as a 6.7% increase in other community income. Collected rent per occupied unit was up in six of AMLI's eight same store markets, virtually unchanged in one market, and down in one market. Occupancies were also up in six of eight markets. The 0.9% increase in operating expenses is primarily due to a change in real estate taxes. Without the tax increase, operating expenses would have actually decreased by over 2.0%.

Sequentially, total revenue was up 2.4%, and operating expenses increased 5.2%, resulting in an NOI increase of 0.5% from the first quarter. The increase in operating expenses largely reflected seasonal differences, which are not representative of a full year's operations. The increase in sequential total revenue was caused by a 1.1% increase in rental income and a 20.1% increase in other income. Rental income increased as a result of an increase in occupancy in six of eight markets and collected rent per occupied unit in seven of eight markets. The increase in other income was due primarily to an increase in fee income as a result of more leasing activity.

Overall employment in all of AMLI's markets increased during the twelve months ended May 2005.

DALLAS/FT. WORTH
----------------

DALLAS/FT. WORTH same community total revenue, operating expenses and NOI for the second quarter increased 2.1%, were flat, and increased 4.0%, respectively, compared to the same period in 2004. The increase in total revenue was primarily due to an increase in rental income driven by a 2.1% increase in occupancy over a year ago.

On a sequential basis compared to the prior quarter, total revenue increased 1.9%. The increase in revenue was primarily due to increases in occupancy and rental rates of 0.8% and 0.4%, respectively. Operating expenses increased 3.7% resulting in an increase in NOI of 0.4%.

Job growth has improved significantly over the past year in the region as the DF/W metroplex added 37,500 jobs in the trailing 12 months ended May 2005. On the other hand, permit activity has also increased over the past year as 9,250 permits, up from 8,558 from the previous period, has been issued (1.7% of existing stock) for the year ending May 2005.








Second Quarter 2005                                            Page 35
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL                                SAME STORE COMMUNITIES
                                             TOTAL REVENUE - CONTINUED


ATLANTA
-------

ATLANTA same community total revenue and NOI increased 1.6% and 5.5%, respectively, compared to the same quarter a year ago. Operating expenses decreased by 3.6% for the same period. The positive performance in total revenue was the result of a 1.0% increase in rental income, driven by increases in collected rent per occupied unit and occupancy of 0.7% and 0.2%, respectively, and an 8.8% increase in other income.

Sequentially, total revenue and expenses increased 0.9% and 6.0% (primarily due to timing of major repairs and maintenance projects) from the first quarter, respectively, leading to an NOI decrease of 2.2% compared to the first quarter. The increase in total revenue was the result of a 21.3% increase in other income, as rental income fell by 0.7%. The decrease in rental income was the result of flat collected rent per occupied unit, and a 0.7% decrease in occupancy. The increase in other income resulted from an increase in fee income due to higher turnover and increased leasing activity.

The challenge in Atlanta remains absorption of new supply, with 15,654 units permitted for the year ended May 2005, a 22% increase from the same period of a year ago, and a 4.1% increase to the existing apartment stock. A slowly improving employment outlook provides optimism that demand will be able to keep up with the new supply. For the year ended May 2005, employment posted a gain of 12,500 jobs, or a modest 0.6% growth rate, compared to net job loss over the past three years.

CHICAGO
-------

CHICAGO same community quarterly NOI compared to a year ago increased 3.7% on an increase in total revenue of 0.6% and a 3.7% decrease in operating expenses. The revenue increase was the result of a 0.6% increase in rental income and a 0.3% increase in other income. The increase in rental income was driven by a 0.7% increase in collected rent per occupied unit, while occupancy was essentially flat, decreasing 0.1% to 94.6%.

Sequentially, total revenues were up 3.0% compared to the first quarter. Rental income was up 1.6%, while other income was up 24.1% due to an increase in various fee income accounts and cable revenue. The change in rental income reflected a 1.1% increase in occupancy and a 0.4% increase in collected rent per occupied unit. Operating expenses increased 2.2%, resulting in an increase in sequential NOI of 3.5%.

The employment picture continues to improve in Chicago as the metro added 23,600 jobs for the year ended May 2005, which represents a 0.6% growth rate. On the supply side, the Chicago metro issued permits for 10,320 new multifamily units, representing 1.6% of existing apartment stock, for the year ended May 2005, a 13% decrease from the same period of a year ago. As noted each quarter, in Chicago a significant portion of permits issued are for 'for-sale' housing and will not directly compete with 'for-rent' product. AMLI's market research shows approximately 1,700 institutional grade apartment units are currently under construction in the metropolitan area, a very small number of new units for a market the size of Chicago.


Second Quarter 2005                                            Page 36
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL                                SAME STORE COMMUNITIES
                                             TOTAL REVENUE - CONTINUED


AUSTIN
------

AUSTIN same community total revenue, operating expenses and NOI increased 3.9%, decreased 5.2%, and increased 13.5%, respectively, compared to the same period in 2004. The increase in total revenue was the result of a 1.8% and 1.3% increase in occupancy and collected rent per occupied unit, respectively. The decrease in operating expenses is primarily due to timing variances in repairs and maintenance and landscaping.

On a sequential basis, total revenue increased by 3.9%. This was due to a 1.7% increase in rental income, as well as, a 34.6% increase in other income. The increase in rental income was due to a 1.1% increase in collected rent per occupied unit and a 0.6% increase in occupancy. Operating expenses decreased by 7.4%, primarily due to timing of major repairs and maintenance, resulting in an increase in net operating income of 16.5% from last quarter.

Supply and demand fundamentals continue to improve in the region as job growth continues to gain momentum. Approximately 17,400 jobs were added in the previous 12 months ended May 2005, up from a 12,300 job gain during the same period a year ago. Permit activity remains relatively stable, although an increase in permitting activity has been seen recently, as 3,706 permits (2.4% of existing stock) were issued for the same period.

KANSAS CITY
-----------

KANSAS CITY same community total revenue and NOI increased 1.3% and 3.0%, respectively, compared to the second quarter 2004. Operating expenses in the current quarter compared to last year decreased 1.3%. Rental income for the quarter increased 1.1% versus the same period of a year ago due to an increase in occupancy of 0.7% to 93.6%. Collected rent per occupied unit grew by 0.3%. Other income increased by 4.4% for the period.

On a sequential basis compared to the first quarter, total revenue increased 4.6%, but operating expenses also increased by 11.9%, leading to a NOI increase of 0.8%. Rental income increased 3.9%, resulting from a 3.2% occupancy gain during the quarter, while collected rent per occupied unit increased by 0.4%. Other income increased 12.7% from last quarter.

Supply/demand fundamentals in Kansas are continuing to strengthen, as there have been positive trends in both job growth and multi-family permits. For the year ended May 2005 the Kansas City metro area gained 11,800 jobs, a positive 1.2% growth rate. In addition, multi-family permits have trended down over the past year. For the year ended May 2005 authorized permits totaled 1,657 units, a 19% decrease over the same period of a year ago, and represents a 1.3% increase to the existing apartment stock.

INDIANAPOLIS
------------

INDIANAPOLIS same community total revenue increased 3.0% and operating expenses increased 45.8% (primarily due to increases in real estate taxes) causing NOI to decrease 18.1% compared to the same period of a year ago. Rental income was up 1.7%, as both occupancy and collected rent per occupied unit gained 0.7% over the same period in 2004. Other income experienced an increase of 19.5% due primarily to higher leasing fees.

Sequentially, total revenue increased 3.2%, operating expenses increased 18.9%, and NOI decreased 7.5% from the first quarter. The revenue increase was due to a 1.1% increase in rental income, as a result of a 0.3% increase



Second Quarter 2005                                            Page 37
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL                                SAME STORE COMMUNITIES
                                             TOTAL REVENUE - CONTINUED


in occupancy and a 0.6% increase in collected rent per occupied unit, and an increase in other income of 33.4%. The increase in expenses is again due to the adjustment in real estate tax accruals, as noted above.

Demand fundamentals in Indianapolis, after showing strength at the beginning of the year, appear to have slowed, but positive job growth has returned to the metro. The BLS reported job growth of 5,800 for the year ended May 2005, a 0.7% growth rate. On the supply side 1,571 multifamily permits have been authorized over the past year, which is a 36% increase from the same period of a year ago, and represents a 1.3% increase to the existing apartment stock.

HOUSTON
-------

HOUSTON same community total revenue, operating expenses and NOI increased 1.7%, decreased 6.5%, and increased 8.5%, respectively, compared to the same period in 2004. Rental income for the second quarter increased 0.9% due to an increase in occupancy and collected rent per occupied unit of 0.8% and 0.1%, respectively. Other income increased by 11.5% over the same period last year.

On a sequential basis, total revenue increased 2.5% from the previous quarter, due primarily to an increase in other income of 37.1%, which was the result of an increase in fee income related to a 62% increase in net rentals. Operating expenses decreased 2.5%, due primarily to lower than expected utility billing.

Houston continues to face challenging supply fundamentals as permit activity remains high with 10,086 permits (2.2% of existing stock) issued for the year ended May 2005. On the demand side, Houston is beginning to show signs of a solid rebound as the economy improves. The market registered an increase of approximately 31,500 jobs for the twelve months ended May 2005.

DENVER
------

DENVER same community total revenue, operating expenses, and NOI decreased by 2.1%, 2.9%, and 1.6% for the quarter, respectively, compared to second quarter, 2004. Rental income on a year over year basis fell 3.6%. Collected rent per occupied unit was down 2.8%, and occupancy fell to 91.8%, down 0.8% on a year over year basis. Other income grew 14.0% for the quarter on higher fee income.

On a sequential basis, total revenue and operating expenses increased, and NOI decreased 0.7%, 18.5%, and 7.7%, respectively, from the first quarter. The expense increase versus the prior quarter was primarily due to seasonal landscaping increases. Rental income increased 0.4% from the first quarter, as collected rent per occupied unit was down 1.3% in order to increase occupancy by 1.6%. Other income increased by 3.7% over last quarter.

The Denver metro is beginning to see strengthening supply/demand fundamentals as job growth has turned positive and the authorization of multifamily permits has slowed dramatically. For the year ended May 2005, the metro area experienced a gain of 22,500 jobs, a positive 1.9% growth rate, which is in sharp contrast to the net losses over the past three years. Additional positive news in Denver has been the decline in multifamily permitting over the past thirty-six months. For the year ended May 2005, authorized permits totaled 3,359 units (representing a 1.4% increase to the existing apartment stock); a 42% and 69% decrease over the same period of two and three years ago, respectively.



Second Quarter 2005                                            Page 38
Supplemental Information             AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                                             COMPONENTS OF NOI
                                                                                         QUARTER ENDED JUNE 30
                                                                                        (Dollars in thousands)

                                                                                       Partnership Communities
                          Wholly-Owned Communities (a)        Combined at 100%                 at 100%
                          ---------------------------- ---------------------------- ----------------------------
                                              Percent                      Percent                      Percent
                            2005      2004    Change     2005      2004    Change     2005      2004    Change
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
REVENUES
Same store
 communities (b) . . . .    27,981    26,313      6.3%   56,763    55,852      1.6%   28,782    29,539     -2.6%
New communities (c). . .       858       817      5.0%    3,694     3,331     10.9%    2,836     2,514     12.8%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%    1,294        75   1631.0%    1,294        75   1631.0%
Acquisition
 communities (d) . . . .     9,900     2,402    312.1%    9,900     2,402    312.1%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .       693       788    -12.0%      693       787    -12.0%        0         0      0.0%
Communities sold (f) . .       978     4,847    -79.8%    1,501     5,624    -73.3%      523       777    -32.7%
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
                            40,410    35,167     14.9%   73,846    68,072      8.5%   33,435    32,905      1.6%
                          ========  ========  ======== ========  ========  ======== ========  ========  ========
EXPENSES
Same store
 communities (b) . . . .    12,437    11,676      6.5%   24,122    23,908      0.9%   11,685    12,232     -4.5%
New communities (c). . .       320       351     -8.9%    1,515     1,561     -3.0%    1,195     1,210     -1.3%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%      810       210    286.1%      810       210    286.1%
Acquisition
 communities (d) . . . .     4,504     1,071    320.5%    4,504     1,071    320.5%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .       404       382      5.7%      404       382      5.7%        0         0      0.0%
Communities sold (f) . .       655     2,681    -75.6%      862     3,075    -72.0%      206       394    -47.7%
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
                            18,319    16,161     13.4%   32,216    30,208      6.6%   13,896    14,047     -1.1%
                          ========  ========  ======== ========  ========  ======== ========  ========  ========







Second Quarter 2005                                                                                    Page 39
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                                 COMPONENTS OF NOI - CONTINUED
                                                                                         QUARTER ENDED JUNE 30
                                                                                        (Dollars in thousands)


                          Wholly-Owned Communities (a)        Combined at 100%        Combined at AMLI's Share
                          ---------------------------- ---------------------------- ----------------------------
                                              Percent                      Percent                      Percent
                            2005      2004    Change      2005      2004   Change     2005      2004    Change
                          --------  --------  --------  -------   -------  -------- --------  --------  --------
NET OPERATING INCOME
Same store
 communities (b) . . . .    15,544    14,637      6.2%   32,641    31,944      2.2%   17,096    17,306     -1.2%
New communities (c). . .       538       466     15.5%    2,180     1,770     23.2%    1,642     1,304     25.9%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%      485      -135   -458.9%      484      -135   -458.6%
Acquisition
 communities (d) . . . .     5,396     1,331    305.4%    5,396     1,331    305.4%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .       289       406    -28.7%      289       406    -28.7%        0         0      0.0%
Communities sold (f) . .       323     2,166    -85.1%      640     2,549    -74.9%      317       383    -17.3%
                          --------  --------  --------------- ------------------------------- --------  --------
                            22,091    19,006     16.2%   41,630    37,864      9.9%   19,539    18,858      3.6%
                          ========  ========  ========                     ======== ========  ========  ========
Less Co-investment
 partners' share . . . .                                -12,754   -12,295
                                                        -------   -------
COMPANY'S SHARE OF
 NOI (g) . . . . . . . .                                 28,876    25,569
Cash flow preference
 and operating promote
 (h) . . . . . . . . . .                                    554       461
                                                        -------   -------
                                                         29,430    26,030
Company's share of
  other, net (i) . . . .                                    -50      -188
                                                        -------   -------
COMPANY'S SHARE OF
  COMMUNITIES' EBITDA. .                                 29,380    25,842
                                                        =======   =======

COMPANY'S PERCENTAGE
 OF COMBINED NOI:
Before cash flow
 preferences . . . . . .                                  69.4%     67.5%
Including cash flow
 preferences and other .                                  70.7%     68.7%
                                                        =======   =======


Second Quarter 2005                                                                                    Page 40
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                                 COMPONENTS OF NOI - CONTINUED
                                                                                         QUARTER ENDED JUNE 30
                                                                                        (Dollars in thousands)




Notes:

  (a) Includes communities that were sold and reported as Discontinued Operations in the
      Company's Statements of Operations.

  (b) Same store communities are communities that have had stabilized operations and were owned by the Company as of January 1, 2004.

  (c) New communities are communities that were developed by the Company and began stabilized operations after January 1, 2004.

  (d) Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2004.

  (e) Communities being rehabbed as of January 1, 2004.

  (f) Reflects operations through the date of sale.

  (g) Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities at AMLI's ownership share.

  (h) The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.
      See page 45.

  (i) Includes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  See page 45.













Second Quarter 2005                                                                                    Page 41
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                             COMPONENTS OF NOI
                                                                                      SIX MONTHS ENDED JUNE 30
                                                                                        (Dollars in thousands)

                                                                                       Partnership Communities
                          Wholly-Owned Communities (a)        Combined at 100%                 at 100%
                          ---------------------------- ---------------------------- ----------------------------
                                              Percent                      Percent                      Percent
                            2005      2004    Change     2005      2004    Change     2005      2004    Change
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
REVENUES
Same store
 communities (b) . . . .    55,218    52,386      5.4%  112,183   111,266      0.8%   56,965    58,879     -3.3%
New communities (c). . .     1,665     1,552      7.3%    7,111     6,344     12.1%    5,446     4,792     13.7%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%    2,221        75   2869.8%    2,221        75   2869.8%
Acquisition
 communities (d) . . . .    17,721     2,402    637.7%   17,721     2,402      0.0%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .     1,407     1,620    -13.1%    1,407     1,619    -13.1%        0         0      0.0%
Communities sold (f) . .     2,568    11,753    -78.2%    3,863    13,678    -71.8%    1,295     1,925    -32.7%
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
                            78,579    69,713     12.7%  144,506   135,384      6.7%   65,927    65,671      0.4%
                          ========  ========  ======== ========  ========  ======== ========  ========  ========
EXPENSES
Same store
 communities (b) . . . .    24,132    22,318      8.1%   47,058    45,946      2.4%   22,927    23,628     -3.0%
New communities (c). . .       670       656      2.1%    3,162     3,075      2.9%    2,492     2,419      3.1%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%    1,569       270    481.9%    1,569       270    481.9%
Acquisition
 communities (d) . . . .     7,882     1,071    635.8%    7,882     1,071      0.0%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .       781       747      4.6%      781       747      4.6%        0         0      0.0%
Communities sold (f) . .     1,744     5,618    -69.0%    2,288     6,577    -65.2%      544       959    -43.3%
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
                            35,209    30,410     15.8%   62,741    57,686      8.8%   27,532    27,275      0.9%
                          ========  ========  ======== ========  ========  ======== ========  ========  ========







Second Quarter 2005                                                                                    Page 42
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                                 COMPONENTS OF NOI - CONTINUED
                                                                                      SIX MONTHS ENDED JUNE 30
                                                                                        (Dollars in thousands)


                          Wholly-Owned Communities (a)        Combined at 100%        Combined at AMLI's Share
                          ---------------------------- ---------------------------- ----------------------------
                                              Percent                      Percent                      Percent
                            2005      2004    Change      2005      2004   Change     2005      2004    Change
                          --------  --------  --------  -------   -------  -------- --------  --------  --------
NET OPERATING INCOME
Same store
 communities (b) . . . .    31,087    30,068      3.4%   65,125    65,320     -0.3%   34,038    35,251     -3.4%
New communities (c). . .       995       896     11.1%    3,949     3,269     20.8%    2,954     2,373     24.5%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%      652      -195   -434.6%      652      -195   -434.6%
Acquisition
 communities (d) . . . .     9,839     1,331    639.2%    9,839     1,331      0.0%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .       626       873    -28.3%      626       872    -28.3%        0         0      0.0%
Communities sold (f) . .       824     6,135    -86.6%    1,575     7,101    -77.8%      751       966    -22.3%
                          --------  --------  --------------- ------------------------------- --------  --------
                            43,370    39,303     10.3%   81,765    77,698      5.2%   38,395    38,396      0.0%
                          ========  ========  ========                     ======== ========  ========  ========
Less Co-investment
 partners' share . . . .                                -25,040   -24,971
                                                        -------   -------
COMPANY'S SHARE OF
 NOI (g) . . . . . . . .                                 56,725    52,727
Cash flow preference
 and operating promote
 (h) . . . . . . . . . .                                  1,229     1,527
                                                        -------   -------
                                                         57,954    54,254
Company's share of
  other, net (i) . . . .                                   -328      -246
                                                        -------   -------
COMPANY'S SHARE OF
  COMMUNITIES' EBITDA. .                                 57,626    54,008
                                                        =======   =======

COMPANY'S PERCENTAGE
 OF COMBINED NOI:
Before cash flow
 preferences . . . . . .                                  69.4%     67.9%
Including cash flow
 preferences and other .                                  70.9%     69.8%
                                                        =======   =======


Second Quarter 2005                                                                                    Page 43
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                                 COMPONENTS OF NOI - CONTINUED
                                                                                      SIX MONTHS ENDED JUNE 30
                                                                                        (Dollars in thousands)




Notes:

  (a) Includes communities that were sold and reported as Discontinued Operations in the
      Company's Statements of Operations.

  (b) Same store communities are communities that have had stabilized operations and were owned by the Company as of January 1, 2004.

  (c) New communities are communities that were developed by the Company and began stabilized operations after January 1, 2004.

  (d) Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2004.

  (e) Communities being rehabbed as of January 1, 2004.

  (f) Reflects operations through the date of sale.

  (g) Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities at AMLI's ownership share.

  (h) The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.
      See page 45.

  (i) Includes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  See page 45.













Second Quarter 2005                                                                                    Page 44
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                                    CO-INVESTMENT COMPENSATION
                                                                                                 QUARTER ENDED
                                                                                        (Dollars in thousands)
                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
FEE INCOME (a)
Acquisition fees (a) .$   --                        --        --       --       --       --       --       --
Asset management
 fees (b). . . . . . .     328                        164      164      654      164      162      162      166
Disposition fees (c) .     136                        136     --       --       --       --       --       --
Development fees (a) .     138                         42       96    1,170      167      474      262      267
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                           602                        342      260    1,824      331      636      424      433
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
SHARE OF CASH FLOW
 (d)
Promoted interest
 from sale proceeds. .    --                        --        --       --       --       --       --       --
Promoted interest
 from operating
 cash flow . . . . . .     467                        214      252      829      261      107      207      254
Cash flow pre-
 ferences (e). . . . .     763                        340      423    1,809      303      440      254      812
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                         1,229                        554      675    2,638      564      547      461    1,066
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
    TOTAL. . . . . . .$  1,831                        896      935    4,462      895    1,183      885    1,499
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

Notes:

  (a) Acquisition and development fees are shown net of elimination of Company's share.

  (b) Asset management fees are shown at 100%. The Company's share of partnerships' EBITDA on pages 40 and 43 is reduced by its share of this fee.

  (c) Disposition fees are shown at 100% as reported gains on sale have been reduced for this cost.

  (d) See pages 40 and 43.

  (e) The Company receives compensation from certain partnerships in the form of a preferential distribution of cash flow.


Second Quarter 2005                                                                                    Page 45
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                       SERVICE COMPANIES FINANCIAL INFORMATION
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                                        (Dollars in thousands)

COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------
                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
REVENUE
Property management
 fees (a). . . . . . .$  5,332                      2,657    2,675   10,150    2,602    2,646    2,420    2,482
General contractor
 revenues, net (b) . .     318                         97      221      693      189      224      136      144
Gross profit -
 corporate homes (c) .     315                        122      193      864      139      212      264      249
Other income . . . . .   1,465                        876      589    2,405      883      542      341      639
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                         7,430                      3,752    3,678   14,112    3,813    3,624    3,161    3,514
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
OPERATING EXPENSES
Property management. .   6,863                      3,579    3,284   10,479    2,797    2,397    2,638    2,647
General contractor . .   1,119                        467      652    2,889      477    1,111      521      780
Corporate homes. . . .     565                        268      297    1,099      294      306      255      244
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                         8,547                      4,314    4,233   14,467    3,568    3,814    3,414    3,671
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Provision for loss
  on land parcels
  held for sale. . . .   --                         --       --       --       --       --       --       --

Share of gain on sale
 of a residential
 community built
 for sale. . . . . . .   3,572                      3,572    --       --       --       --       --       --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
EBITDA . . . . . . . .   2,455                      3,010     (555)    (355)     245     (190)    (253)    (157)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------







Second Quarter 2005                                                                                    Page 46
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                           SERVICE COMPANIES FINANCIAL INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited

                                                                                        (Dollars in thousands)

COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Interest expense . . .    (696)                      (368)    (328)  (1,311)    (309)    (322)    (272)    (408)
Depreciation and
 amortization. . . . .  (1,734)                      (892)    (842)  (3,230)    (692)    (856)    (845)    (837)
Taxes. . . . . . . . .     (10)                      (665)     655    1,782      246      520      522      494
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
NET INCOME (LOSS). . .      15                      1,085   (1,070)  (3,114)    (510)    (848)    (848)    (908)

Eliminations,
 interest and
 other . . . . . . . .   1,016                        575      441    1,464      281      416      315      452
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
SHARE OF INCOME (LOSS)
 FROM THE SERVICE
 COMPANIES (d)(e). . .$  1,031                      1,660     (629)  (1,650)    (229)    (432)    (533)    (456)
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========


Notes:

  (a) Includes a 3% fee from wholly-owned communities.

  (b) General contractor revenues are shown net of construction costs.

  (c) Gross revenues from customers less payments to communities and cost of sales.

  (d) Includes discontinued operations.  The Service Companies' operations on page 17 exclude discontinued operations.

  (e) Includes depreciation of rental property.  The Service Companies' FFO on page 15 exclude rental property depreciation.




Second Quarter 2005                                                                                    Page 47
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                       SERVICE COMPANIES FINANCIAL INFORMATION
                                                                                        (Dollars in thousands)


COMBINED CONDENSED FINANCIAL POSITION
-------------------------------------
                                             2005                                        2004
                          -----------------------------------------   -----------------------------------------
                           Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30     Jun 30     Mar 31
                          --------   --------   --------   --------   --------   --------   --------   --------
ASSETS
Receivables (a). . . . .                        $  2,168      1,940      2,058      3,040      5,506      6,557
Land held for
 sale (b). . . . . . . .                          12,293     12,303     13,697     12,247     12,433     12,404
Rental communities
 under development and
 held for sale (c) . . .                          33,346     10,376     10,360     10,361      9,676      8,396
Retail rental property .                           4,020      3,476      --         --         --         --
Building and
 leasehold improve-
 ments, net (d). . . . .                           2,053      2,075      2,080      2,124      2,208      2,257
Information technology
 costs, net. . . . . . .                           6,560      6,751      7,294      7,260      7,600      7,959
Other (e). . . . . . . .                           5,957      6,515      5,827      6,620      6,066      5,646
                          --------   --------   --------   --------   --------   --------   --------   --------
    Total Assets . . . .                        $ 66,397     43,436     41,316     41,652     43,489     43,219
                          ========   ========   ========   ========   ========   ========   ========   ========
Notes:

(a) Primarily costs and fees due from affiliates, which are included in other assets in the consolidated balance sheets (page 19).

(b) Represents land included in land and predevelopment costs in the consolidated balance sheets (page 19)
    as follows:

     Prairie Lakes
      (120 acres in
      Indiana) . . . . .                        $  7,046      7,027      7,006      7,027      7,219      7,192
     Fossil Creek
      (34 acres in
      Texas) . . . . . .                           5,247      5,276      5,220      5,220      5,214      5,212
     Downtown Austin
      Retail . . . . . .                           --         --         1,471      --         --         --
                          --------   --------   --------   --------   --------   --------   --------   --------
                                                $ 12,293     12,303     13,697     12,247     12,433     12,404
                          ========   ========   ========   ========   ========   ========   ========   ========

Second Quarter 2005                                                                                    Page 48
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                           SERVICE COMPANIES FINANCIAL INFORMATION - CONTINUED
                                                                                        (Dollars in thousands)


                                             2005                                        2004
                          -----------------------------------------   -----------------------------------------
                           Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30     Jun 30     Mar 31
                          --------   --------   --------   --------   --------   --------   --------   --------
(c) Included in rental
    apartments held for
    sale in the con-
    solidated balance
    sheets (page 19).

(d) Corporate office
    building, net of
    depreciation, which
    is included in the
    Service Companies'
    assets in the
    consolidated balance
    sheets (page 19).

(e) Represented by:
     Investments in
      partnerships . . .                        $      8        (86)       (45)       (48)        43        215
     Investments in
      real estate. . . .                             626        737        737      1,718      1,448      1,448
     Deferred income
      tax. . . . . . . .                           3,977      4,654      3,999      3,762      3,240      2,721
     Unamortized
      goodwill . . . . .                             668        668        668        668        668        668
     Other . . . . . . .                             678        542        468        520        667        594
                          --------   --------   --------   --------   --------   --------   --------   --------
                                               $   5,957      6,515      5,827      6,620      6,066      5,646
                          ========   ========   ========   ========   ========   ========   ========   ========













Second Quarter 2005                                                                                    Page 49
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                        STABILIZED COMMUNITIES
                                                                                                 JUNE 30, 2005

                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio  June 30,   2nd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------
DALLAS/
FT. WORTH, TX
-------------
AMLI:
 at Bishop's Gate  100%     Plano, TX               1997      1997     266             95.5%    1,045   Same Store
 at Breckinridge
  Point             45%     Richardson, TX          2000      1999     440             92.3%      920   Same Store
 at Bryan Place     48%     Dallas, TX              2002      1999     420             93.1%      943   Same Store
 at Cityplace      100%     Dallas, TX              2005      1999     244             89.3%    1,154  Acquisition
 at Deerfield       25%     Plano, TX          Developed      2000     240             92.5%      914   Same Store
 on the Fairway    100%     Coppell, TX             2004      2002     322             95.0%      884  Acquisition
 on Frankford       45%     Dallas, TX              2000      1998     582             97.1%      890   Same Store
 on the Green      100%     Ft. Worth, TX           1994   1990/93     424             94.1%      736   Same Store
 Knox-Henderson    100%     Dallas, TX              2003      1994     180             95.6%    1,073   Same Store
 of North Dallas   100%     Dallas, TX           1989/90   1985/86   1,032             91.9%      679   Same Store
 at Oak Bend       100%     Dallas, TX              1999      1997     426             90.4%      777   Same Store
 on the Parkway     25%     Dallas, TX         Developed      1999     240             95.0%      847   Same Store
 at Prestonwood
  Hills             45%     Dallas, TX              1999      1997     272             95.6%      873   Same Store
 7th Street
  Station          100%     Ft. Worth, TX           2002      2000     189             96.3%    1,038   Same Store
 at Shadow Ridge   100%     Flower Mound, TX        2001      2000     222             94.6%      982   Same Store
 at Stonebridge
  Ranch            100%     McKinney, TX            2001      2001     250             94.8%      771   Same Store
 Upper West Side   100%     Ft. Worth, TX           2002      2001     194             91.8%    1,000   Same Store
 at Valley Ranch   100%     Irving, TX              1990      1985     460             93.7%      773   Same Store
                                                                    ------  ------    ------   ------
                                                                     6,403   22.9%     93.6%      861
                                                                    ------  ------    ------   ------









Second Quarter 2005                                                                                    Page 50
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                            STABILIZED COMMUNITIES - CONTINUED
                                                                                                 JUNE 30, 2005


                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio  June 30,   2nd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------

ATLANTA, GA
------------
AMLI:
 at Barrett Lakes   35%     Kennesaw, GA       Developed      1997     446             95.1%      906   Same Store
 at Barrett Walk    25%     Kennesaw, GA       Developed      2002     290             96.9%      870   Same Store
 at Clairmont      100%     Atlanta, GA             1988      1988     288             93.1%      824   Same Store
 at Kedron
  Village           20%     Fayette
                            County, GA         Developed      2002     216             95.8%    1,070   Same Store
 at Killian Creek  100%     Snellville,
                            GA                 Developed      1999     256             91.4%      853   Same Store
 at Lost Mountain   75%     Paulding
                            County, GA         Developed      2000     164             94.5%      791   Same Store
 at McGinnis
   Ferry           100%     Gwinnett                         1999/
                            County, GA              2005      2002     696             90.7%      931  Acquisition
 at Mill Creek      25%     Gwinnett
                            County, GA         Developed      2001     400             93.0%      851   Same Store
 at Milton Park     25%     Alpharetta,
                            GA                 Developed      2003     461             96.5%      977          New
 at Northwinds      35%     Alpharetta,
                            GA                 Developed      1999     800             94.1%      937   Same Store
 at Park Creek     100%     Gainesville,
                            GA                 Developed      1998     200             95.5%      811   Same Store
 at Peachtree
  City              20%     Fayette
                            County, GA         Developed      1998     312             91.3%      912   Same Store
 at River Park      40%     Norcross, GA       Developed      1997     222             93.7%      933   Same Store
 at Vinings        100%     Smyrna, GA           1992/97      1985     360             96.1%      828   Same Store
 at West Paces     100%     Atlanta, GA             1993      1992     337             78.6%      937        Rehab
 at Windward Park   45%     Alpharetta,
                            GA                      1999      1999     328             96.0%      932   Same Store
                                                                    ------  ------    ------   ------
                                                                     5,776   20.7%     93.1%      906
                                                                    ------  ------    ------   ------





Second Quarter 2005                                                                                    Page 51
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                            STABILIZED COMMUNITIES - CONTINUED
                                                                                                 JUNE 30, 2005


                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio  June 30,   2nd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------

CHICAGO, IL
-----------
AMLI:
 at Canterfield    100%     West Dundee, IL         2004      2001     352             91.2%    1,353  Acquisition
 at Chevy Chase     33%     Buffalo Grove,
                            IL                      1996      1988     592             95.1%    1,076   Same Store
 at Danada Farms   100%     Wheaton, IL             1997   1989/91     600             96.0%    1,041   Same Store
 at Kirkland
  Crossing         100%     Aurora, IL              2004      2004     266             92.5%    1,195  Acquisition
 at Oakhurst
  North            100%     Aurora, IL         Developed      2000     464             92.9%    1,050   Same Store
 at Osprey Lake     69%     Gurnee, IL              2001   1997/99     483             94.8%    1,052   Same Store
 at Poplar Creek   100%     Schaumburg, IL          1997      1985     196             93.9%    1,059   Same Store
 at River Run      100%     Naperville, IL          2004      2003     206             92.7%    1,388  Acquisition
 at St. Charles     25%     St. Charles,
                            IL                 Developed      2000     400             94.3%    1,141   Same Store
 at Seven Bridges   20%     Woodridge, IL      Developed      2004     520             91.2%    1,128   New
 at Windbrooke      15%     Buffalo Grove,
                            IL                      1995      1987     236             92.8%    1,116   Same Store
                                                                    ------  ------    ------   ------
                                                                     4,315   15.5%     93.6%    1,124
                                                                    ------  ------    ------   ------

AUSTIN, TX
----------
AMLI:
 at Lantana Hills  100%     Austin, TX              2005      2002     264             96.6%      998  Acquisition
 at Lantana Ridge  100%     Austin, TX              1997      1997     354             93.5%      863   Same Store
 at Monterery
  Oaks              25%     Austin, TX         Developed      2000     430             97.4%      881   Same Store
 at Scofield
  Ridge             45%     Austin, TX              2000      2000     487             93.2%      791   Same Store
 at Stone Hollow   100%     Austin, TX              2000      1997     606             95.2%      757   Same Store
                                                                    ------  ------    ------   ------
                                                                     2,141    7.7%     95.1%      837
                                                                    ------  ------    ------   ------




Second Quarter 2005                                                                                    Page 52
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                            STABILIZED COMMUNITIES - CONTINUED
                                                                                                 JUNE 30, 2005


                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio  June 30,   2nd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------

KANSAS CITY, KS
---------------
AMLI:
 at Cambridge
  Square            30%     Overland Park,
                            KS                 Developed      2002     408             93.9%      899   Same Store
 Creekside         100%     Overland Park,
                            KS                 Developed      2000     224             92.0%      783   Same Store
 at Lexington
  Farms            100%     Overland Park,
                            KS                      1998      1998     404             93.6%      793   Same Store
 at Regents
  Center           100%     Overland Park,
                            KS                      1994   1991/95
                                                               /97     424             95.3%      772   Same Store
 at Regents Crest  100%     Overland Park,
                            KS                      1997 1997/2000     476             94.5%      784   Same Store
 at Summit Ridge    25%     Lees Summit,
                            KS                 Developed      2001     432             95.6%      857   Same Store
 at Wynnewood
  Farms            100%     Overland Park,
                            KS                 Developed      2000     232             94.4%      906   Same Store
                                                                                                        (b)
                                                                    ------  ------    ------   ------
                                                                     2,600    9.3%     94.4%      824
                                                                    ------  ------    ------   ------














Second Quarter 2005                                                                                    Page 53
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                            STABILIZED COMMUNITIES - CONTINUED
                                                                                                 JUNE 30, 2005


                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio  June 30,   2nd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------

INDIANAPOLIS, IN
----------------
AMLI:
 Carmel Center     100%     Carmel, IN         Developed      2004     322             96.0%      926          New
 at Castle Creek   100%     Indianapolis,
                            IN                 Developed      2000     276             88.8%      915   Same Store
 at Conner Farms   100%     Fishers, IN             1997      1993     300             92.7%      909   Same Store
 at Eagle Creek    100%     Indianapolis,
                            IN                      1998      1998     240             96.3%      848   Same Store
 at Lake Clear-    100%     Indianapolis,
  water                     IN                 Developed      1999     216             94.4%      946   Same Store
                                                                                                        (b)
 at Riverbend      100%     Indianapolis,
                            IN                   1992/93   1983/85     996             92.8%      691   Same Store
 on Spring Mill    100%     Carmel, IN              1999      1999     400             93.0%      867   Same Store
                                                                    ------  ------    ------   ------
                                                                     2,750    9.8%     93.2%      824
                                                                    ------  ------    ------   ------
HOUSTON, TX
-----------
AMLI:
 on Eldridge
  Parkway          100%     Houston, TX             2004   1998/99     668             91.5%      791  Acquisition
 at Kings
  Harbor            25%     Houston, TX        Developed      2001     300             92.3%      863   Same Store
 at the Medical
  Center           100%     Houston, TX             2001      2000     334             95.2%      989   Same Store
 Midtown            45%     Houston, TX             2000      1998     419             94.7%    1,079   Same Store
 Towne Square       45%     Houston, TX             2000      1999     380             95.8%    1,040   Same Store
                                                                    ------  ------    ------   ------
                                                                     2,101    7.5%     93.6%      935
                                                                    ------  ------    ------   ------








Second Quarter 2005                                                                                    Page 54
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                            STABILIZED COMMUNITIES - CONTINUED
                                                                                                 JUNE 30, 2005


                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio   June 30,  2nd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------

DENVER, CO
----------
AMLI:
 at Gateway Park   100%     Denver, CO              2000      2000     328             92.4%      837   Same Store
 at Lowry Estates   50%     Denver, CO              2000      2000     414             91.3%      940   Same Store
 at Park Meadows    25%     Littleton, CO           2002      2001     518             95.0%      972   Same Store
 at Westcliff      100%     Westminster, CO         2004      2003     372             91.7%      921  Acquisition
                                                                    ------  ------    ------   ------
                                                                     1,632    5.8%     92.8%      925
                                                                    ------  ------    ------   ------

SOUTHEAST
FLORIDA
---------
AMLI
 at Ibis           100%     West Palm
                            Beach, FL               2004      2001     234    0.8%     92.3%    1,121  Acquisition
                                                                    ------  ------    ------   ------

TOTAL                                                               27,952    100%     93.6%   $  914
                                                                    ======  ======    ======   ======

Note:

     (a)  Based on number of apartment homes.

     (b)  These communities were acquired from partnerships and are "Same Store" with respect to information provided on pages 27 through 34 and 39 through 44.









Second Quarter 2005                                                                                    Page 55
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                           DEVELOPMENT SUMMARY
                                                                                                 JUNE 30, 2005
                                                                                        (Dollars in thousands)

                                           Number
                                  Percen-   of      Con-             Antici-  Antici- Number of
                                  tage of  Apart-   struc-           pated    pated   Apartment  Percent   Percent
                                  Owner-   ment     tion     First   Comple-  Stabil-   Homes    Complete  Leased
Market/Community   Submarket      ship     Homes   Started Occupancy tion     ization Delivered    (a)       (b)
----------------   ---------      -------  ------  ------- --------- -------  ------- ---------  --------  -------

COMMUNITIES UNDER
DEVELOPMENT

CHICAGO, IL
-----------
AMLI at
 Museum Gardens    Vernon Hills,
                   IL                 25%     294    2Q/03     4Q/04   2Q/05    2Q/06       294       98%      53%

ATLANTA, GA
-----------
AMLI at
 Perimeter
 Gardens           Dunwoody, GA      100%     245    2Q/05     2Q/06   4Q/06    2Q/07         0       21%       0%

KANSAS CITY, KS
---------------

AMLI Clear
 Creek I           Overland Park,
                   KS                100%     288    2Q/05     2Q/06   4Q/06    3Q/07         0       15%       0%
                                             ----                                          ----
    Total                                     827                                           294
                                             ====                                          ====












Second Quarter 2005                                                                                    Page 56
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                               DEVELOPMENT SUMMARY - CONTINUED
                                                                                                 JUNE 30, 2005
                                                                                        (Dollars in thousands)


                                           Number
                                  Percen-   of      Con-             Antici-  Antici- Number of
                                  tage of  Apart-   struc-           pated    pated   Apartment  Percent   Percent
                                  Owner-   ment     tion     First   Comple-  Stabil-   Homes    Complete  Leased
Market/Community   Submarket      ship     Homes   Started Occupancy tion     ization Delivered    (a)       (b)
----------------   ---------      -------  ------  ------- --------- -------  ------- ---------  --------  -------

COMMUNITIES
SUBSTANTIALLY
COMPLETED AND
IN LEASE-UP

AUSTIN, TX
----------
AMLI
Downtown (c)       Austin, TX         30%     220    2Q/02     1Q/04   2Q/04    3Q/05       220      100%      95%
                                              ===                                          ====


COMMUNITIES BUILT
FOR SALE BY
AMRESCON

DALLAS, TX
----------

AMLI at
La Villita         Irving, TX        100%     360    2Q/04     2Q/05   4Q/05    1Q/06       168       92%      57%
                                                                                           ====


Notes:

     (a)  Represents costs to date divided by Total Development Costs.

     (b)  Represents number of leased apartments (not necessarily occupied) divided by the total Number of
          Apartment Homes.

     (c)  The development of this community is substantially complete except for the tenant improvements in the retail component.



Second Quarter 2005                                                                                    Page 57
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                           DEVELOPMENT SUMMARY
                                                                                                 JUNE 30, 2005
                                                                                        (Dollars in thousands)
                                            At 100%                              Company's Share
                                  ----------------------------  ------------------------------------------------
                                                                                                         Equity
                         Percen-   Total     Total               Total     Total                        Required
                         tage of  Develop-   Capit-             Develop-   Capit-                         to
                         Owner-    ment      alized   Cost To    ment      alized   Cost To    Total    Complete
Market/Community         ship     Costs(a)  To Date   Complete  Costs(a)  To Date   Complete   Equity     (b)
----------------        --------  --------  --------  --------  --------  --------  --------  --------  --------
COMMUNITIES UNDER
DEVELOPMENT

CHICAGO, IL
-----------
AMLI at
Museum Gardens (c)           25%  $ 61,700    59,216     2,484    15,610    14,804       806     6,360       460

ATLANTA, GA
-----------
AMLI at
Perimeter Gardens           100%    26,500     5,598    20,902    26,500     5,598    20,902    26,500    20,902

KANSAS CITY, KS
---------------
AMLI Clear Creek I          100%    24,700     3,759    20,941    24,700     3,759    20,941    24,641    20,882
                                  --------  --------  --------  --------  --------  --------  --------  --------
                                   112,900    68,573    44,327    66,810    24,161    42,649    57,501    42,244
                                  --------  --------  --------  --------  --------  --------  --------  --------

COMMUNITIES
SUBSTANTIALLY
COMPLETED
AND IN LEASE-UP

AUSTIN, TX
----------
AMLI Downtown (c)            30%    52,000    45,338     1,080    15,600    13,601       324     6,000         0
                                  --------  --------  --------  --------  --------  --------  --------  --------







Second Quarter 2005                                                                                    Page 58
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                               DEVELOPMENT SUMMARY - CONTINUED
                                                                                                 JUNE 30, 2005
                                                                                        (Dollars in thousands)


                                            At 100%                              Company's Share
                                  ----------------------------  ------------------------------------------------
                                                                                                         Equity
                         Percen-   Total     Total               Total     Total                        Required
                         tage of  Develop-   Capit-             Develop-   Capit-                         to
                         Owner-    ment      alized   Cost To    ment      alized   Cost To    Total    Complete
Market/Community         ship     Costs(a)  To Date   Complete  Costs(a)  To Date   Complete   Equity     (b)
----------------        --------  --------  --------  --------  --------  --------  --------  --------  --------
COMMUNITIES BUILT
FOR SALE BY
AMRESCON

DALLAS, TX
----------

AMLI at La Villita          100%    24,800    22,876     1,924    24,800    22,876     1,924    24,800     1,924
                                  --------  --------  --------  --------  --------  --------  --------  --------

                                  $189,700   136,787    47,331   107,210    60,638    44,897    88,301    44,168
                                  ========  ========  ========  ========  ========  ========  ========  ========




Notes:

  (a) Includes costs of initial lease-up, some of which are being expensed.

  (b) Net of (future) mortgage proceeds and joint venture partner contributions.

  (c) These communities are subject to debt.  All other communities are unencumbered.












Second Quarter 2005                                                                                    Page 59
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                     LAND HELD FOR DEVELOPMENT OR SALE
                                                         JUNE 30, 2005



                                                            Number of
                                                            Apartment
Market/Community                 Submarket                    Homes
----------------                 ---------                  ---------

ATLANTA, GA
-----------
AMLI at:
 Barrett Lakes III               Northwest Atlanta               180


AUSTIN, TX
----------
AMLI at:
 Anderson Mill                   Northwest Austin                396


FORT WORTH, TX
--------------
AMLI at:
 Fossil Creek (owned by
   the Service Companies)        North Forth Worth               288

 Fossil Creek II (16 acres
   held for sale by
   the Service Companies)        North Forth Worth               n/a


HOUSTON, TX
-----------
AMLI at
 Champions II (14 acres
   held for sale)                Northwest Houston               n/a


KANSAS CITY, KS
---------------
AMLI at:
 Clear Creek II                  Overland Park                   104


INDIANAPOLIS, IN
----------------
AMLI at:
 Prairie Lakes (120 acres
   held for sale by the
   Service Companies)            Noblesville                     n/a
                                                              ------

    Total                                                        968
                                                              ======













Second Quarter 2005                                            Page 60
Supplemental Information             AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                           ACQUISITION AND DISPOSITION SUMMARY
                                                      QUARTER ENDED JUNE 30, 2005 AND YEAR ENDED DECEMBER 2004
                                                                                        (Dollars in thousands)


                                                                Partner-
                                                                ship of
                                                                Ownership    Date      Number of   Purchase
                                                                Acquired    Acquired   Apartment   or Sale
Community                           Market                      or Sold     or Sold      Homes      Price
--------------------                --------------------       ----------  ----------  ---------   ---------

COMMUNITIES ACQUIRED (a)
------------------------

AMLI:
 at Lantana Hills                   Austin, TX                       100%   1/21/2005        264    $ 24,150
 at McGinnis Ferry                  Gwinnett County, GA              100%   2/24/2005        696      64,736
 at City Place                      Dallas, TX                       100%   5/10/2005        244      25,000
                                                                                        --------    --------
    Total 2005 (a)                                                                         1,204     113,886
                                                                                        --------    --------

AMLI:
 at Lake Clearwater                 Indianapolis, IN                  75%  11/15/2004        216      14,700
 at Wynnewood Farms                 Overland Park, KS                 75%  11/15/2004        232      16,699
 at Kirkland Crossing               Aurora, IL                       100%  10/20/2004        266      39,100
 at River Run                       Naperville, IL                   100%   9/14/2004        206      31,500
 at Canterfield                     West Dundee, IL                  100%   9/14/2004        352      55,350
 at Westcliff                       Westminster, CO                  100%   8/18/2004        372      43,500
 on the Fairway                     Dallas, TX                       100%   4/30/2004        322      23,405
 on Eldridge Parkway                Houston, TX                      100%   4/15/2004        668      48,000
 at Ibis                            West Palm Beach FL               100%   4/15/2004        234      24,675
 on Timberglen                      Dallas, TX                        60%    1/5/2004        260       6,263
                                                                                        --------    --------
    Total 2004                                                                             3,128     303,192
                                                                                        --------    --------

                                                                                           4,332    $417,078
                                                                                        ========    ========






Second Quarter 2005                                                                                    Page 61
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                               ACQUISITION AND DISPOSITION SUMMARY - CONTINUED
                                                  QUARTER ENDED JUNE 30, 2005 AND YEAR ENDED DECEMBER 31, 2004
                                                                                        (Dollars in thousands)


                                                                Partner-
                                                                ship of
                                                                Ownership    Date      Number of   Purchase
                                                                Acquired    Acquired   Apartment   or Sale
Community                           Market                      or Sold     or Sold      Homes      Price
--------------------                --------------------       ----------  ----------  ---------   ---------

COMMUNITIES SOLD
----------------

AMLI:
 at Chase Oaks                      Plano, TX                        100%   1/12/2005        250    $ 15,300
 at Bent Tree                       Dallas, TX                       100%    2/3/2005        500      39,215
 at Great Hills                     Austin, TX                       100%    2/3/2005        344      20,500
 at Fox Valley                      Aurora, IL                        25%   5/25/2005        272       8,485
 at Walnut Creek                    Austin, TX                       100%   6/28/2005        460      36,600
                                                                                        --------    --------
    Total 2005 (b)                                                                         1,826     120,100
                                                                                        --------    --------

AMLI:
 at Towne Creek                     Gainesville, GA                  100%   9/13/2004        150       7,900
 at Nantucket                       Dallas, TX                       100%   8/17/2004        312      13,365
 at Timberglen                      Dallas, TX                       100%   8/17/2004        260      12,285
 at Verandah                        Dallas, TX                       100%   5/17/2004        538      28,300
 at Spring Creek                    Atlanta, GA                      100%   4/14/2004      1,180      80,820
 at Wells Branch                    Austin, TX                        25%   1/21/2004        576      38,400
                                                                                        --------    --------
    Total 2004                                                                             3,016     181,070
                                                                                        --------    --------

                                                                                           4,842    $301,170
                                                                                        ========    ========

Notes:

  (a)  The aggregate amount of NOI included from these communities for the six months ended June 30, 2005 at
       AMLI's share is $2,145.

  (b)  The aggregate amount of NOI included from these communities for the six months ended June 30, 2005 at
       AMLI's share is $1,077.


Second Quarter 2005                                                                                    Page 62
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                           NON-GAAP FINANCIAL MEASURES
                                                         JUNE 30, 2005


This Quarterly Supplemental Information contains certain non-GAAP ("Generally Accepted Accounting Principles") information that is generally provided by most publicly-traded residential REITs and that we believe may be of interest and use to the investment community. Reconciliations of all non-GAAP financial measures to GAAP financial measures are included at the end of this Supplemental Operating and Financial Data.


DEFINITIONS OF NON-GAAP FINANCIAL MEASURES


NOI AND EBITDA
--------------

Except where indicated, community revenue, community expenses, net operating income ("NOI") and earnings before interest, taxes, depreciation and amortization ("EBITDA") are computed based on various line items included in our consolidated statements of income prepared in accordance with GAAP. Where indicated, this information is presented on a basis that includes AMLI's proportionate share of the non-GAAP financial measures of its co-investment partnerships.

NOI from one community is the community revenue less the community expenses for that property. NOI for all communities is the community revenue from all communities less the community expenses for all communities.

EBITDA is NOI (including AMLI's proportionate share of the NOI of its co-investment partnerships) plus all fees and interest income and income from the Service Companies and gains or losses from sales or valuation of land and other income, less general and administrative expenses.


COMMUNITY REVENUE
-----------------

COMMUNITY REVENUE comprises that portion of total revenue collected or due from leases at AMLI's rental communities and includes any such amounts as may be reported as discontinued operations.


COMMUNITY EXPENSES
------------------

COMMUNITY EXPENSES comprise that portion of total expenses that exclude losses from sales or valuation of land, expenses of the Service Companies, general and administrative expense, and interest, taxes, depreciation and amortization. Community operating expenses include amounts reported as personnel, advertising and promotion, utilities, building repairs and maintenance and services, landscaping and grounds maintenance, real estate taxes, insurance, property management, and other operating expenses, and such of these amounts as may be included in discontinued operations.














Second Quarter 2005                                            Page 63
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL               NON-GAAP FINANCIAL MEASURES - CONTINUED
                                                         JUNE 30, 2005



DEFINITIONS OF NON-GAAP FINANCIAL MEASURES -  CONTINUED


FUNDS FROM OPERATIONS ("FFO")
-----------------------------

FUNDS FROM OPERATIONS is EBITDA less interest expense (including AMLI's proportionate share of interest expense of its co-investment partnerships and amortization of deferred financing expense) and any income taxes.

FFO is defined as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable operating communities, plus depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO does not represent cash flows from operations, as defined by GAAP; is not indicative that cash flows are adequate to fund all cash needs; is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or the Company's cash flows or liquidity as defined by GAAP. FFO is widely accepted in measuring the performance of equity REITs.

FFO PER SHARE is FFO divided by the fully-diluted number of Operating Partnership Units outstanding. FFO is always presented on a fully-diluted basis only.


ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
---------------------------------------

ADJUSTED FUNDS FROM OPERATIONS is FFO less expenditures capitalized (excluding expenditures capitalized relating to the development of new property, the acquisition of additional property, or the rehab of existing property); AFFO includes AMLI's proportionate share of such expenditures capitalized by its co-investment partnerships.

AFFO PER SHARE is AFFO divided by the fully-diluted number of Operating Partnership Units outstanding. AFFO per share is always presented on a fully-diluted basis only.


SAME STORE COMMUNITIES
----------------------

SAME STORE COMMUNITY INFORMATION includes only such portions of community revenue, expenses, NOI or EBITDA as are generated from AMLI's same community universe, which changes each January 1 as communities with one full year of stabilized operations as of that date are added, and which may change quarterly thereafter as any components of the same community universe are sold or contributed to co-investment partnerships.










Second Quarter 2005                                            Page 64
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL                                                                   NON-GAAP FINANCIAL MEASURES
                                                                                                 QUARTER ENDED
                                                                                        (Dollars in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
RECONCILIATION BETWEEN NET INCOME AND FFO AND AFFO
--------------------------------------------------
<caption>                                                                     2005
                                                  ----------------------------------------------------------
                                                     Year       Dec 31      Sep 30      Jun 30      Mar 31
                                                  ----------  ----------  ----------  ----------  ----------
NET INCOME . . . . . . . . . . . . . . . . . . .  $   31,621                               9,210      22,411
Income from discontinued operations,
 net of minority interest. . . . . . . . . . . .        (824)                               (316)       (508)
Gains on sales of rental communities,
 net of minority interest. . . . . . . . . . . .     (29,130)                             (6,192)    (22,938)
Gain on sale of bond financing for a
 community sold, net of minority interest. . . .       --                                  --          --
Minority interest. . . . . . . . . . . . . . . .        (142)                                 49        (191)
                                                  ----------  ----------  ----------  ----------  ----------
Income (loss) from continuing operations
 before minority interest. . . . . . . . . . . .       1,525       --          --          2,751      (1,226)
Income from discontinued operations
 before minority interest. . . . . . . . . . . .         877                                 337         540
Discontinued operations - gain on sale
 of bond financing . . . . . . . . . . . . . . .       --                                  --          --
Discontinued operations - Service Companies'
 gain on sale. . . . . . . . . . . . . . . . . .       2,215                               2,215       --
Depreciation (a) . . . . . . . . . . . . . . . .      22,634                              11,330      11,304
Depreciation - Service Companies . . . . . . . .          37                                  37       --
Share of co-investment partnerships'
 depreciation. . . . . . . . . . . . . . . . . .       5,267                               2,607       2,660
Share of gains on sales of operating
 communities . . . . . . . . . . . . . . . . . .      (3,091)                             (3,091)      --
                                                  ----------  ----------  ----------  ----------  ----------
FFO. . . . . . . . . . . . . . . . . . . . . . .      29,464       --          --         16,186      13,278

Capital expenditures paid from FFO . . . . . . .      (2,441)                             (1,462)       (979)
Share of co-investment partnerships'
 capital expenditures. . . . . . . . . . . . . .        (552)                               (277)       (275)
                                                  ----------  ----------  ----------  ----------  ----------
AFFO . . . . . . . . . . . . . . . . . . . . . .  $   26,471       --          --         14,447      12,024
                                                  ==========  ==========  ==========  ==========  ==========
Weighted average shares and units
 including dilutive shares . . . . . . . . . . .  31,198,222                          31,199,018  31,201,655
                                                  ==========  ==========  ==========  ==========  ==========
(a) Includes amounts included in
    discontinued operations. . . . . . . . . . .  $      647                                 324         323
                                                  ==========  ==========  ==========  ==========  ==========

Second Quarter 2005                                                                                    Page 65
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                       NON-GAAP FINANCIAL MEASURES - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                        (Dollars in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION BETWEEN NET INCOME AND FFO AND AFFO
--------------------------------------------------
                                                                              2004
                                                  ----------------------------------------------------------
                                                     Year       Dec 31      Sep 30      Jun 30      Mar 31
                                                  ----------  ----------  ----------  ----------  ----------
NET INCOME . . . . . . . . . . . . . . . . . . .  $   62,425       1,168      12,234      42,304       6,719
Income from discontinued operations,
 net of minority interest. . . . . . . . . . . .      (6,330)     (1,216)       (995)     (1,248)     (2,871)
Gains on sales of rental communities,
 net of minority interest. . . . . . . . . . . .     (48,849)        (49)    (11,318)    (37,482)      --
Gain on sale of bond financing for a
 community sold, net of minority interest. . . .      (4,423)      --          --         (4,423)      --
Minority interest. . . . . . . . . . . . . . . .        (305)       (133)       (134)       (188)       (150)
                                                  ----------  ----------  ----------  ----------  ----------
Income (loss) from continuing operations
 before minority interest. . . . . . . . . . . .       2,518        (230)       (213)     (1,037)      3,998
Income from discontinued operations
 before minority interest. . . . . . . . . . . .       6,787       1,295       1,061       1,334       3,097
Discontinued operations - gain on sale
 of bond financing . . . . . . . . . . . . . . .       4,723       --          --          4,723       --
Discontinued operations - Service Companies'
 gain on sale. . . . . . . . . . . . . . . . . .       --          --          --          --          --
Depreciation (a) . . . . . . . . . . . . . . . .      38,768      10,602      10,057       9,468       8,641
Depreciation - Service Companies . . . . . . . .       --          --          --          --          --
Share of co-investment partnerships'
 depreciation. . . . . . . . . . . . . . . . . .      10,498       2,628       2,671       2,609       2,590
Share of gains on sales of operating
 communities . . . . . . . . . . . . . . . . . .      (2,648)      --          --          --         (2,648)
                                                  ----------  ----------  ----------  ----------  ----------
FFO. . . . . . . . . . . . . . . . . . . . . . .      60,646      14,295      13,576      17,097      15,678

Capital expenditures paid from FFO . . . . . . .      (5,346)     (1,821)     (1,453)     (1,168)       (904)
Share of co-investment partnerships'
 capital expenditures. . . . . . . . . . . . . .        (957)       (240)       (270)       (259)       (188)
                                                  ----------  ----------  ----------  ----------  ----------
AFFO . . . . . . . . . . . . . . . . . . . . . .  $   54,343      12,234      11,853      15,670      14,586
                                                  ==========  ==========  ==========  ==========  ==========
Weighted average shares and units
 including dilutive shares . . . . . . . . . . .  30,355,430  31,255,140  31,168,376  31,026,552  27,918,813
                                                  ==========  ==========  ==========  ==========  ==========
(a) Includes amounts included in
    discontinued operations. . . . . . . . . . .       3,443         604         801         966       1,073
                                                  ==========  ==========  ==========  ==========  ==========

Second Quarter 2005                                                                                    Page 66
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                                   NON-GAAP FINANCIAL MEASURES
                                                                                                 QUARTER ENDED
                                                                                        (Dollars in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION BETWEEN NET INCOME AND CONSOLIDATED NOI
------------------------------------------------------

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

NET INCOME . . . . . .$ 31,621                      9,210   22,411   62,425    1,168   12,234   42,304    6,719
Minority interest. . .    (142)                        49     (191)    (305)    (133)    (134)    (188)     150
Income from discon-
 tinued operations,
 net of minority
 interest. . . . . . .    (824)                      (316)    (508)  (6,330)  (1,216)    (995)  (1,248)  (2,871)
Gains on sales of
 rental communities,
 net of minority
 interest. . . . . . . (29,130)                    (6,192) (22,938) (48,849)     (49) (11,318) (37,482)   --
Gain on sale of bond
 financing for a
 community sold,
 net of minority
 interest. . . . . . .   --                                  --      (4,423)   --       --      (4,423)   --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

INCOME (LOSS) FROM
 CONTINUING OPERA-
 TIONS BEFORE
 MINORITY INTEREST . .   1,525    --       --       2,751   (1,226)   2,518     (230)    (213)  (1,037)   3,998
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------












Second Quarter 2005                                                                                    Page 67
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                       NON-GAAP FINANCIAL MEASURES - CONTINUED
                                                                                        QUARTER AND YEAR ENDED
                                                                                        (Dollars in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION BETWEEN NET INCOME AND CONSOLIDATED NOI
------------------------------------------------------

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Income from
 partnerships. . . . .  (1,162)                      (784)    (378)  (3,435)    (886)    (616)    (430)  (1,503)
Interest and
 amortization
 of deferred
 financing costs . . .  18,322                      9,507    8,815   30,042    8,580    7,638    6,976    6,848
Prepayment penalty
 and write-off of
 unamortized
 deferred financing
 costs . . . . . . . .   --                         --       --       1,121    --       --       1,121    --
Depreciation . . . . .  21,987                     11,006   10,981   35,325    9,998    9,257    8,502    7,568
Fee income from
 unconsolidated
 partnerships. . . . .    (602)                      (342)    (260)  (1,824)    (331)    (636)    (424)    (433)
Other income . . . . .    (632)                      (431)    (201)  (1,378)    (263)    (207)    (429)    (479)
Service Companies'
 operations. . . . . .   1,518                        731      787    1,898      352      538      526      482
General and
 administrative. . . .   3,956                      1,995    1,961    7,301    2,441      871    1,793    2,196
Provision for loss
 on land held for
 development or sale .     150                        150    --         150    --         150    --       --
Share of gains on
 sales of partnerships'
 properties. . . . . .  (3,091)                    (3,091)   --      (2,648)   --       --       --      (2,648)
Impairment of an
 investment in a
 partnership . . . . .   --                                  --       --       --       --       --       --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
NOI FROM CONTINUING
 OPERATIONS. . . . . .  41,971                     21,492   20,479   69,071   19,661   16,783   16,598   16,029

NOI FROM DISCONTINUED
 OPERATIONS. . . . . .   1,399                        599      800   10,385    1,909    1,800    2,408    4,268
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
CONSOLIDATED NOI . . .$ 43,370    --       --      22,091   21,279   79,456   21,570   18,583   19,006   20,297
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

Second Quarter 2005                                                                                    Page 68
Supplemental Information                                                     AMLI Residential Properties Trust

AMLI RESIDENTIAL                                                       NON-GAAP FINANCIAL MEASURES - CONTINUED
                                                                                        QUARTER AND YEAR ENDED
                                                                                        (Dollars in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION BETWEEN NET INCOME AND CONSOLIDATED NOI
------------------------------------------------------

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

COMPONENTS OF NOI
Same store
 communities . . . . .  29,722                     14,894   14,828   54,347   12,234   12,045   14,637   15,431
Acquired from/
 contributed to
 partnerships. . . . .   1,364                        650      714    5,357    2,849    2,508    --       --
New communities. . . .     995                        538      457    1,697      597      203      466      431
Development and/
 or lease-up
 communities . . . . .   --                         --       --       --       --       --       --       --
Acquisition
 communities . . . . .   9,839                      5,396    4,443    6,621    3,637    1,653    1,331    --
Communities under
 rehab . . . . . . . .     625                        289      336    1,590      344      373      406      467
Communities sold . . .     825                        324      501    9,844    1,909    1,801    2,166    3,968
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Total. . . . . . . . .$ 43,370    --       --      22,091   21,279   79,456   21,570   18,583   19,006   20,297
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Second Quarter 2005                                                                                    Page 69
Supplemental Information                                                     AMLI Residential Properties Trust

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